UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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Inphi Corporation

(Name of Registrant as Specified In Its Charter)

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INPHI CORPORATION

2953 Bunker Hill Lane, Suite 300

Santa Clara, California 95054

(408) 217-7300

April 25, 2018

Dear Stockholder:

You are cordially invited to attend our 2018 Annual Meeting of Stockholders (the Annual Meeting). The Annual Meeting will be held at 9:30 a.m., Pacific Time, on Thursday, May 24, 2018, at the offices of Pillsbury Winthrop Shaw Pittman LLP, located at 2550 Hanover Street, Palo Alto, California 94304.

The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote and submit your proxy by dating, signing, and returning the enclosed proxy card in the enclosed postage-prepaid envelope, or by voting via the Internet. Your shares cannot be voted unless you submit your proxy, vote via the Internet, or attend the Annual Meeting in person.

The Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ John Edmunds
John Edmunds
Chief Financial Officer and Secretary

INPHI CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 24, 2018

To Our Stockholders:

Inphi Corporation will hold its 2018 Annual Meeting of Stockholders (the Annual Meeting) at 9:30 a.m., Pacific Time, on Thursday, May 24, 2018 at the offices of Pillsbury Winthrop Shaw Pittman LLP, located at 2550 Hanover Street, Palo Alto, California 94304. We are holding the Annual Meeting:

■	to elect Class II directors to serve until the 2021 annual meeting of Stockholders or until their successors are duly elected and qualified;

■	to hold an advisory vote to approve executive compensation;

■

to approve an increase in the aggregate number of shares of common stock authorized for issuance under the Employee Stock Purchase Plan (ESPP) from 1,750,000 shares to an aggregate of 2,750,000 shares of common stock;

■	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants; and

■	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Only stockholders of record at the close of business on April 13, 2018 are entitled to notice of, and to vote at the Annual Meeting and any adjournments or postponements thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office at 2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054.

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the Annual Meeting, we hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card or vote via the Internet. This will not limit your rights to attend or vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ John Edmunds

John Edmunds

Chief Financial Officer and Secretary

Santa Clara, California

April 25, 2018

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on May 24, 2018.

Our Proxy Statement for our 2018 Annual Meeting of Stockholders, along with the proxy card, our Annual Report to Stockholders for the year ended December 31, 2017, and our Annual Report on Form 10-K are available on our website at www.inphi.com.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS	55

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS	55

OTHER MATTERS	56

ANNEX A	57

INPHI CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Inphi Corporation (the “Board”), a Delaware corporation, of proxies to be used at our 2018 Annual Meeting of Stockholders and any adjournments or postponements thereof (referred to herein as the Annual Meeting). Our Annual Meeting will be held at the offices of Pillsbury Winthrop Shaw Pittman LLP, located at 2550 Hanover Street, Palo Alto, California 94304 at 9:30 a.m., Pacific Time, on Thursday, May 24, 2018. This Proxy Statement and the accompanying form of proxy card are being mailed to stockholders on or about April 25, 2018.

Appointment of Proxy Holders

Our Board asks you to appoint Dr. Ford Tamer and Mr. John Edmunds as your proxy holders to vote your shares at the Annual Meeting. You make this appointment by voting the enclosed proxy card or by using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by our Board.

Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by our Board at the time this Proxy Statement was printed and which, under our bylaws, may be properly presented for action at the Annual Meeting.

Who Can Vote

Only stockholders who owned shares of our common stock at the close of business on April 13, 2018, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on the record date, we had 43,212,621 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of the record date. There is no cumulative voting in the election of directors.

How You Can Vote

You may vote your shares at the Annual Meeting either via the Internet, by mail or in person as described below. Our Board recommends that you vote via the Internet or by mail as it is not practical for most stockholders to attend the Annual Meeting. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. Stockholders holding shares through a bank or broker should follow the instructions on the voting instruction card received from the bank or broker.

Voting via the Internet. You can vote by proxy via the Internet. Please follow the instructions provided on the proxy card or voting instruction card you receive.

Voting by Mail. You may vote by proxy by dating, signing and returning your proxy card in the enclosed postage-prepaid return envelope or as instructed on the voting instruction card.

Voting at the Annual Meeting. You may vote in person at the Annual Meeting. If you hold shares through a bank or broker, you must obtain a legal proxy, executed in your favor, from the bank or broker to be able to vote at the Annual Meeting.

If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares FOR the election of the nominees for Class II directors, FOR the advisory vote on our executive compensation, FOR the approval of the increase in shares of common stock authorized for issuance under the ESPP from 1,750,000 shares to 2,750,000 shares, and FOR the ratification of the appointment of our independent registered public accountants.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to the Secretary prior to the Annual Meeting; or

•	by submitting another properly executed proxy of a later date prior to the Annual Meeting.

Required Vote

Directors are elected by a plurality vote, which means that the three nominees for Class II directors receiving the most affirmative votes will be elected. However, if the majority of the votes cast for a director are marked “withheld,” then notwithstanding the valid election of such director, such director will voluntarily tender his or her resignation for consideration by our nominating and corporate governance committee. Our Board will determine whether to accept the resignation of such director, taking into account the recommendation of the nominating and corporate governance committee. All other matters submitted for stockholder approval require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.

A quorum, which is a majority of the outstanding shares as of the record date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. Abstentions on any matters are treated as shares present or represented at the meeting and entititled to vote on that matter. Thus, if you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on the matter and have the will same effect as a vote against such matter.

If you are the beneficial owner of shares held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only Proposal 4 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Proposal 1 (election of directors), Proposal 2 (advisory vote to approve named executive officer compensation) AND Proposal 3 (approval of an increase of shares authorized for issuance under the ESPP) are not considered routine matters, and without your instruction, your broker cannot vote your shares on this matter. If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum. However, as brokers do not have discretionary authority to vote on Proposals 1, 2, and 3, broker non-votes will not be counted for the purpose of determining the number of votes entitled to vote on Proposals 1, 2 ,and 3.

If your shares are registered in your name with our transfer agent, you are considered a “stockholder of record” with respect to those shares. If you vote your shares by proxy card and sign the card but without giving specific instructions, your shares will be voted in accordance with the recommendation of the Board and FOR the three nominees for Class II directors, and FOR the approval of executive compensation, and FOR the approval of an increase of shares authorized for issuance under the ESPP, and FOR the ratification of the appointment of our independent auditors.

Solicitation of Proxies

We will pay the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone, e-mail, or facsimile. No additional compensation will be paid to these persons for solicitation. We have retained MacKenzie Partners, Inc. to assist us in the solicitation of proxies and we will pay the customary costs of $10,000 associated with such engagement. We may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

Important

Please promptly vote and submit your proxy by signing, dating, and returning the enclosed proxy card in the postage-prepaid return envelope, or vote via the Internet so that your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

Directors and Nominees

Our bylaws provide for a Board of Directors consisting of not fewer than three (3) nor more than eleven (11) members with the authorized number of directors set from time to time by resolution of our Board. The authorized number of directors is currently set at nine (9) members.

Our Board is divided into three classes: Class I, Class II, and Class III. The members of each class of directors serve staggered three-year terms:

•	Our Class I directors are Nicholas E. Brathwaite and Drs. David Liddle and Bruce McWilliams and their terms will expire at the annual meeting to be held in 2020.

•	Our Class II directors are Diosdado P. Banatao, Dr. Ford Tamer and William J. Ruehle and their terms will expire at the Annual Meeting.

•	Our Class III directors are Dr. Chenming C. Hu, Elissa Murphy and Sam S. Srinivasan and their terms will expire at the annual meeting to be held in 2019.

Our Board, upon the recommendation of the nominating and corporate governance committee, has selected Mr. Diosdado P. Banatao, Dr. Ford Tamer, and Mr. William J. Ruehle, as nominees for election as Class II directors at the Annual Meeting. Three Class II directors will be elected at the Annual Meeting to serve until the annual meeting of stockholders to be held in 2021 or until they resign, are removed or their successors are elected and qualified. The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR the three nominees. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by our Board to fill the vacancy.

The names of the nominees and certain biographical information about the nominees, including the director’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to recommend that the nominee should continue to serve on our Board, are set forth below.

Diosdado P. Banatao has served on our Board since December 2000 and served as our Interim President and Chief Executive Officer from October 2006 to August 2007. Mr. Banatao has been a Managing Partner of Tallwood Venture Capital, a venture capital firm, since July 2000 and served as Interim President and Chief Executive Officer at Ikanos Communications, Inc. from June 2011 to June 2012, and from April 2010 to August 2010. From April 2008 to June 2009, he also served as Interim Chief Executive Officer of SiRF Technology Holdings, Inc., which was acquired by CSR plc in June 2009. Prior to forming Tallwood, Mr. Banatao was a venture partner at Mayfield Fund from January 1998 to May 2000. Mr. Banatao co-founded three technology startups: S3 Incorporated, Chips & Technologies and Mostron. He also held positions in engineering and general management at National Semiconductor Corporation, Seeq Technologies and Intersil Corporation. Mr. Banatao served on the board of directors of Ikanos Communications, Inc. from 2009 to September 2015 (acquired by Qualcomm Inc.). He previously served on the board of directors of SiRF Technology (acquired by CSR plc); CSR plc; Sequoia Communications; Marvell Technology Group Ltd. (NASDAQ: “MRVL”); Acclaim Communications (acquired by Level One Communications, Inc., which was then acquired by Intel Corporation); NewPort Communications (acquired by Broadcom Corporation); Cyras Systems (acquired by Ciena Corporation); and Stream Machine Company (acquired by Cirrus Logic, Inc.). He has also served on the board of directors of various other privately held companies in the semiconductor industry. Mr. Banatao holds a B.S. degree in electrical engineering, cum laude, from the Mapua Institute of Technology in the Philippines and an M.S. degree in electrical engineering from Stanford University.

Mr. Banatao’s background as a technologist, as well as a senior manager of, board member of, and investor in many semiconductor companies provides a diversity of experience for his service on our Board. The companies with which he has been involved range from start-up companies to very large public corporations.

Dr. Ford Tamer has served as our President and Chief Executive Officer and as a director since February 2012. Dr. Tamer most recently served as Chief Executive Officer of Telegent Systems, Inc. from June 2010 until August 2011. Prior to joining Telegent, Dr. Tamer was a Partner at Khosla Ventures from September 2007 to April 2010. Dr. Tamer previously served as Senior Vice President and General Manager—Infrastructure Networking Group at Broadcom Corporation from June 2002 to September 2007. He also served as Chief Executive Officer of Agere Inc. from September 1998 until it was acquired by Lucent Technologies in April 2000, which Lucent then spun out as Agere Systems Inc. in March 2001. Dr. Tamer continued to serve as Vice President of Agere Systems until April 2002. Dr. Tamer holds an M.S. degree and Ph.D. in engineering from Massachusetts Institute of Technology.

We believe it is important that our Chief Executive Officer serve on our Board. As our Chief Executive Officer, Dr. Tamer has a unique understanding of our strategy, markets, competitors and operations. In addition, we believe his leadership of diverse business units and functions as a senior executive officer at other companies addressing and competing in our target markets prior to joining Inphi gives him an extensive understanding of our industry and has positioned him to bring highly relevant leadership, corporate development, operational and financial experience to our Board.

William J. Ruehle has served on our Board since March 2017. Mr. Ruehle served as the Chief Financial Officer of ClariPhy Communications, Inc. from April 2015 until it was acquired by Inphi Corporation in December 2016. Prior to ClariPhy, Mr. Ruehle served as the Principal of his own advisory firm, Ruehle CFO Advisory, advising a variety of technology companies on financial strategy and operations from 2007 to 2015.  Mr. Ruehle served as the Senior Vice President and Chief Financial Officer of Broadcom Corporation, which went through a highly successful public offering, from 1997 to 2006. He also served as the Chief Financial Officer of SynOptics Communications Inc. from 1987 to 1997. SynOptics merged with Wellfleet Communications Inc. in 1994 and became Bay Networks Inc. Mr. Ruehle received a B.A. degree in Economics from Allegheny College and an M.B.A. from Harvard Business School. Mr. Ruehle has also served as Chairman of the board of directors at Kineteks Corporation from 2014 to 2015.

Mr. Ruehle brings to our Board considerable experience and expertise, in depth and breadth, in financial strategy and control, for both public and private semiconductor and technology companies, as well as extensive industry knowledge.

Required Vote

The three nominees for director receiving the highest number of affirmative votes will be elected as directors. However, if the majority of the votes cast for a director are marked “withheld,” then notwithstanding the valid election of such director, such director will voluntarily tender his resignation for consideration by our nominating and corporate governance committee. Our Board will determine whether to accept the resignation of such director, taking into account the recommendation of the nominating and corporate governance committee. Broker non-votes will have no effect on the election of the nominees. Unless marked to the contrary, proxies received from stockholders of record will be voted “FOR” the nominees.

Our Board recommends a vote FOR the election of Mr. Diosdado P. Banatao, Dr. Ford Tamer, and Mr. William J. Ruehle as Class II directors of Inphi.

Executive Officers and Directors

The following table shows information about our executive officers and directors as of April 13, 2018:

Name	Age	Position
Dr. Ford Tamer	56	President, Chief Executive Officer and Director
John Edmunds	60	Chief Financial Officer, Chief Accounting Officer and Secretary
Richard Ogawa	55	General Counsel
Charlie Roach	48	Senior Vice President of Worldwide Sales
Dr. Ron Torten	51	Senior Vice President of Operations and Information Technology
Diosdado P. Banatao(2)	71	Chairman of the Board
Nicholas E. Brathwaite(3)	59	Director
Dr. Chenming C. Hu(2)	70	Director
Dr. David Liddle(1)(2)	73	Director
Dr. Bruce McWilliams(3)	61	Director
Elissa Murphy(2)	49	Director
William J. Ruehle(1)	75	Director
Sam S. Srinivasan(1)(3)	73	Lead Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

The following presents biographical information for each of our executive officers and directors listed in the table above, other than the director nominees whose information is on pages 3 and 4 of this Proxy Statement. With respect to our directors, the biographical information includes each director’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to recommend that the director should serve on our Board.

John Edmunds has served as our Chief Financial Officer and Chief Accounting Officer since January 2008. He previously served as Chief Financial Officer of Trident Microsystems, a semiconductor company, from June 2004 to January 2008. Mr. Edmunds also served as Senior Vice President and Chief Financial Officer for Oak Technology, Inc. from January 2000 until it was acquired by Zoran Corporation in August 2003. He continued to serve as Vice President of Finance for Zoran until June 2004. Mr. Edmunds started his career as a C.P.A. with Coopers & Lybrand in San Francisco and San Jose. He holds a B.S. degree in finance and accounting from the University of California, Berkeley.

Richard Ogawa has served as our General Counsel since January 2013. Mr. Ogawa is a Registered United States Patent Attorney and a member of the California State Bar. Prior to Inphi, he served as a partner at Townsend and Townsend and Crew LLP from January 1993 to January 2010. He is the founder and owner of Ogawa, P.C. (since February 2010) and serves on the board of Amesite, Inc. (since April 2018). Prior to joining Townsend, he held a variety of engineering and management positions at NEC Electronics from December 1984 to January 1993. He received a B.S. degree in chemical engineering from the University of California, Davis, and a J.D. from McGeorge School of Law, University of Pacific.

Charlie Roach has served as our Senior Vice President of Worldwide Sales since April 2016. Mr. Roach joined us in September 2012 as Vice President of Worldwide Sales. Prior to joining us, from July 2009 to August 2012, he served as Vice President of Sales for Integrated Device Technologies, where he managed the Americas and South East Asia sales teams along with the worldwide EMS team. Before IDT, from March 1995 to June 2009, Mr. Roach was in charge of Worldwide Strategic Accounts at Applied Micro Circuits, the Central and Southeast U.S. Sales Manager at MMC Networks and Managing Partner and Sales Engineer at Electro Source. Mr. Roach holds a B.S. degree in electrical engineering from Auburn University.

Dr. Ron Torten has served as our Senior Vice President of Operations and Information Technology since April, 2014. Dr. Torten joined us in December 2007 as Vice President of Worldwide Sales, served as acting Vice President of Worldwide Operations from July 2011 until March 2012, as Vice President of Worldwide Operations until September 2012, and as Vice President of Operations and Information Technology until March 2013. Dr. Torten previously served as Chief Executive Officer of NemeriX, a GPS fabless semiconductor company, from January 2006 to December 2007. From January 2004 to December 2005, he served as Vice President, Worldwide Materials, at Agilent Technologies, Inc. Dr. Torten served as Vice President and General Manager for the Networking Entertainment Division at Agere Systems, Inc. He holds a B.S. degree in chemical engineering from the Technion—Israel Institute of Technology, an M.B.A. from the University of California, Davis, and a DBA with focus on strategy and innovation from Capella University.

Dr. Chenming C. Hu has served on our Board since August 2010 and serves on the compensation committee. Since 1976, Dr. Hu has been a professor in Electrical Engineering and Computer Sciences at University of California, Berkeley, and since 2010 he has been a Professor of the Graduate School. From 2001 until 2004, Dr. Hu was the Chief Technology Officer at Taiwan Semiconductor Manufacturing Company. Dr. Hu also serves on the board of directors of Ambarella, Inc. (since 2012) (NASDAQ: “AMBA”), ACM Research, Inc. (since 2017) (NASDAQ: “ACMR”), and the charitable nonprofit, Friends of Children with Special Needs (since 2008). He previously served on the board of directors of SanDisk Corp. (since 2009) (NASDAQ: “SNDK”), Fortinet (2012-2015) (NASDAQ: “FTNT”), FormFactor, Inc. (2009-2010) (NASDAQ: “FORM”), and MoSys, Inc. (2005-2010) (NASDAQ: “MOSY”), and was the founding board chairman of Celestry Design Technologies, which was acquired by Cadence Design Systems in 2002. Dr. Hu is a member of the U.S. National Academy of Engineering, the Chinese Academy of Sciences and Academia Sinica. Dr. Hu received his B.S. degree from National Taiwan University and M.S. and Ph.D. degrees from the University of California, Berkeley, all in electrical engineering. Dr. Hu’s background as an academic in electrical engineering and computer science provides a diversity of experience for his service on our Board and valuable insight into our industry.

Elissa Murphy has served on our Board since July 2015. Ms. Murphy has served as the Vice President of Engineering at Google, Inc. since July 2016. Prior to Google, she was the Chief Technology Officer and Executive Vice President of Cloud Platforms at GoDaddy from May 2013 to May 2016. Ms. Murphy previously served as Vice President of Engineering at Yahoo! from November 2010 to April 2013, where she oversaw the world’s largest private Hadoop cluster, a technology essential to massive-scale computing that is the basis of big data today. Prior to her time at Yahoo!, Ms. Murphy spent 13 years at Microsoft in various engineering positions including High Performance Computing and the Cloud. She was also part of the original team responsible for Microsoft's shift to the Cloud, which led to the creation of Azure. Ms. Murphy began her technology career designing and building many of the best-selling computer security and system utilities with 5th Generation Systems, Quarterdeck and the Norton Group, a division at Symantec responsible for Norton Antivirus and other Norton products. Ms. Murphy brings expertise in global-scale platforms, big data and predictive analytics to our Board. She currently has 30 patents issued with several more pending in the areas of distributed systems, cloud, machine learning and security.

Sam S. Srinivasan has served on our Board since May 2007 and as our Lead Director since February 2011. He is also the Chairman of the audit committee and serves on the nominating and corporate governance committee. Mr. Srinivasan served as Chief Executive Officer and chairman of Health Language, Inc., a software company, from May 2000 to March 2002. He also served as Senior Vice President, Finance and Chief Financial Officer of Cirrus Logic, Inc., a semiconductor company, from November 1988 to March 1996, and as Director, Internal Audits and subsequently as Corporate Controller of Intel Corporation, a semiconductor company, from May 1984 to November 1988. Mr. Srinivasan serves on the board of directors of Aquantia Corp. (since December 2015) and Aparna Systems, Inc. (since December 2014). Mr. Srinivasan previously served on the board of directors of SiRF Technology Holdings, Inc. (2004-2009), Centillium Communications, Inc. (2006-2008), and Leadis Technology, Inc. (2008 to 2009). He holds a Bachelor of Commerce degree from Madras University in India and an M.B.A. from Case Western Reserve University. Mr. Srinivasan was a certified public accountant and a member of the American Institute of Certified Public Accountants. Mr. Srinivasan brings to our Board considerable financial experience with publicly-traded companies. He has also served as a director for a number of technology companies and as a member of various board of director committees.

There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE

Organization of our Board of Directors

Our Board oversees, counsels, and directs management in our long-term interests and those of our stockholders. Our Board’s responsibilities, including those of its committees, include:

•	selecting, evaluating the performance of, and determining the compensation of the CEO and other senior executives;

•	planning for succession with respect to the position of CEO and monitoring management’s succession planning for other senior executives;

•	reviewing and approving our major financial objectives and strategic and operating plans, and other significant actions;

•	overseeing the conduct of our business and the assessment of our business risks to evaluate whether the business is being properly managed; and

•	overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.

Our Board and its committees met throughout the year on a set schedule and acted by written consent from time to time as appropriate. Our Board held four regularly scheduled quarterly meetings during 2017. Each of our directors attended at least 75% of the total regularly scheduled and special meetings held by our Board and the committees on which such director served during his or her tenure in 2017. Our non-management directors meet in regularly scheduled sessions without the presence of management in Executive Sessions. The Chairman of the Board presides over each such Executive Session or in his absence the lead director. We do not have a policy regarding directors’ attendance at the Annual Meeting; however, we encourage our all directors to attend. Dr. Tamer and Mr. Srinivasan attended our 2017 annual meeting of stockholders.

Board Leadership Structure. Our Board determined as part of our corporate governance principles that one of our independent directors should serve as a lead director at any time when the title of chairman is held by an employee director. Mr. Banatao is our Chairman and while our Board has determined that Mr. Banatao is an independent director under the rules of The New York Stock Exchange (NYSE), in May 2014 our Board re-elected Mr. Srinivasan as lead director for a three-year term. Mr. Srinivasan will continue to serve as lead director until the conclusion of the Annual Meeting, at which time our Board may elect another independent director to serve as lead director.

Role of the Board in Risk Oversight. One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various board of directors standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking.

Board Independence. At least annually, our Board undertakes a review of the independence of our directors and considers whether any director has a material relationship with us that could compromise the director’s ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that Messrs. Banatao, Brathwaite, Ruehle, and Srinivasan, Drs. Hu, Liddle, and McWilliams, and Ms. Murphy, representing a majority of our directors, are “independent directors” as defined under the rules of the NYSE. In determining that Messrs. Banatao, Brathwaite, Ruehle, and Srinivasan, Drs. Hu, Liddle, and McWilliams, and Ms. Murphy qualify as “independent directors,” our Board determined that none of these individuals had any of the relationships enumerated in Rule 303A.02(b) of the NYSE Company Manual (Rule 303A.02(b)), that would preclude them from serving as independent directors. Our Board also made an affirmative determination that none of these directors had any other material relationship with us, other than in his or her capacity as a director and stockholder.

Board Committees

We have established an audit committee, a compensation committee and a nominating and corporate governance committee. We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, the current rules of the NYSE and Securities and Exchange Commission (SEC) rules and regulations. Our Board has approved charters for each of these committees, which can be found on our website at www.inphi.com. Our Board has determined that Mr. Srinivasan is an “audit committee financial expert,” as defined by the rules promulgated by the SEC. Each committee has the composition and responsibilities described below:

Audit Committee

Number of Members:	4

Members:	Sam S. Srinivasan, Chairperson
Dr. David Liddle
Dr. Bruce McWilliams (until May 2017) William J. Ruehle (since May 2017)

Number of Meetings in 2017:	10

Functions:

Our audit committee assists our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions, and is directly responsible for the approval of the services performed by our independent accountants and reviewing of their reports regarding our accounting practices and systems of internal accounting controls. Our audit committee also oversees the audit efforts of our independent accountants and takes actions as it deems necessary to satisfy itself that the accountants are independent of management. Our audit committee is also responsible for monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

In addition, our audit committee is responsible for oversight of our risks relating to accounting matters and financial reporting. To satisfy these oversight responsibilities, our audit committee meets at regularly scheduled meetings with our Chief Financial Officer and other members of management, and separately in executive sessions with our independent registered public accounting firm, to discuss and review our financial statements, internal controls, auditing, accounting and financial reporting processes, and the adequacy of the resources devoted to these functions. Our audit committee also receives regular reports at committee meetings regarding issues such as the status and findings of audits being conducted by the independent auditors, accounting changes that could affect our financial statements and proposed audit adjustments, if any.

Compensation Committee

Number of Members:	4

Members:	Dr. David Liddle, Chairperson
Dr. Chenming C. Hu
Diosdado P. Banatao Elissa Murphy (since May 2017)

Number of Meetings in 2017:	5

Functions:

Our compensation committee assists our Board in meeting its responsibilities with regard to oversight and determination of executive compensation and assesses whether our compensation structure establishes appropriate incentives for officers and employees. Our compensation committee is responsible for risks relating to employment policies and our compensation and benefit plans. To assist it in satisfying these oversight responsibilities, the compensation committee has retained its own compensation consultant and meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions being made. Our compensation committee chairman also meets as needed between formal committee meetings with management and the committee’s consultant. Our compensation committee reviews and makes recommendations to our Board with respect to our major compensation plans, policies and programs as well as with respect to the compensation of our non-employee directors. In addition, our compensation committee determines the compensation for our executive officers, establishes and modifies the terms and conditions of employment of our executive officers and administers our stock option plans.

Nominating and Corporate Governance Committee

Number of Members:	3

Members:	Nicholas E. Brathwaite, Chairperson
Sam S. Srinivasan Dr. Bruce McWilliams (since May 2017)

Number of Meetings in 2017:	4

Functions:

Our nominating and corporate governance committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, our nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines, and reporting and making recommendations to our Board concerning corporate governance matters. Our nominating and corporate governance committee is responsible for oversight of risks relating to Board succession planning, our ethics policies and corporate governance practices. To satisfy these oversight responsibilities, our nominating and corporate governance committee receives regular reports from our officers responsible for each of these risk areas on matters such as progress against succession planning programs and goals, trends in risk levels and risk management activities.

Compensation Committee Interlocks and Insider Participation

Drs. Hu and Liddle and Mr. Banatao served as members of our compensation committee during 2017. Mr. Banatao served as our Interim President and Chief Executive Officer from October 2006 to August 2007. Otherwise, none of the members of our compensation committee is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.

Director Nominations

Our Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. Our nominating and corporate governance committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to our Board for nomination or election.

Director Criteria. Our nominating and corporate governance committee has a policy regarding consideration of director candidates recommended by stockholders. Our nominating and corporate governance committee reviews suggestions for director candidates recommended by stockholders and considers such candidates for recommendation based upon an appropriate balance of knowledge, experience and capability. In addition to considering an appropriate balance of knowledge, experience and capability, our Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. We do not have a specific policy regarding diversity of candidates. Our nominating and corporate governance committee selects candidates for director based on their character, judgment, diversity of experience, business acumen, and his or her willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. Our nominating and corporate governance committee believes it appropriate for a majority of the members of our Board to meet the definition of “independent director” under the rules of the NYSE. Our nominating and corporate governance committee also believes it appropriate for our Chief Executive Officer to participate as a member of our Board.

Prior to each annual meeting of stockholders, our nominating and corporate governance committee first identifies nominees by reviewing the current directors whose terms expire at the annual meeting of stockholders and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of our Board, with respect to the particular talents and experience of its directors. If a director does not wish to continue in service, the nominating and corporate governance committee determines not to nominate the director, or a vacancy is created on our Board as a result of a resignation, an increase in the size of our Board or other event, the nominating and corporate governance committee will consider various candidates for Board membership, including those suggested by members of the nominating and corporate governance committee, by other members of our Board, by any executive search firm engaged by the nominating and corporate governance committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for our Board should notify Inphi’s Secretary, any member of the nominating and corporate governance committee, or the persons referenced below in “Communications with our Board of Directors” in writing with any supporting material the stockholder considers appropriate.

Stockholder Nominees. In addition, our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to Inphi’s Secretary and otherwise comply with the provisions of our bylaws. To be timely, our bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the anniversary of the date our proxy statement was provided to stockholders in connection with previous year’s annual meeting. However, if we did not hold an annual meeting in the prior year or if the date of the annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, we must receive the stockholder’s notice by the close of business on the later of 90 days prior to the annual meeting and the 10th day after the day we provided public disclosure of the meeting date. Information required by the bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the related rules and regulations under that section.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our bylaws and must be addressed to: Secretary, Inphi Corporation, 2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054. You can obtain a copy of our bylaws by writing to the Secretary at this address.

Meetings of Our Independent Directors and Communications with our Board of Directors

During meetings of our Board, the independent directors meet regularly in an executive session without management or management directors present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. An independent director presides over the executive sessions as determined by the independent directors at each meeting. Our Board recommends that stockholders and other interested parties initiate communications with our Board, the independent directors, the Chairman, or any committee of our Board in writing to the attention of our Secretary, John Edmunds, at 2953 Bunker Hill Lane, Suite 300, Santa Clara, CA 95054. This process will assist our Board in reviewing and responding to stockholder communications in an appropriate manner. Our Board has instructed our Secretary to review such correspondence and, at his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for our Board’s consideration such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements.

Corporate Governance Principles and Practices

We believe our corporate governance initiatives comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives comply with the rules of the NYSE. Our Board continues to evaluate our corporate governance principles and policies. Our corporate governance guidelines are posted on our website at www.inphi.com. Our Board also adopted a code of business conduct and ethics that applies to each of our directors, officers and employees. The code addresses various topics, including:

•	compliance with laws, rules and regulations, including the Foreign Corrupt Practices Act;
•	conflicts of interest;
•	insider trading;
•	corporate opportunities;
•	competition and fair dealing;
•	equal employment and working conditions;
•	record keeping;
•	confidentiality;
•	giving and accepting gifts;
•	compensation or reimbursement to customers;
•	protection and proper use of company assets; and
•	payments to government personnel and political contributions.

Our code of business conduct and ethics is posted on our website at www.inphi.com. The code of business conduct and ethics can only be amended by the approval of a majority of our Board. Any waiver to the code of business conduct and ethics for our Chief Executive Officer or a senior financial officer may only be granted by our Board or our nominating and corporate governance committee and must be timely disclosed as required by applicable law. Our Board also adopted a code of ethics for senior financial officers applicable to our Chief Executive Officer, President, Chief Financial Officer, controller and other key management employees identified by our Board addressing ethical issues. We also implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to our audit committee.

COMPENSATION OF DIRECTORS

Our non-employee directors receive an annual retainer of $40,000 prorated for partial service in any year. Our Chairman of the Board and lead director each receive an additional annual retainer of $30,000 and $20,000, respectively, so long as such director is not an employee of Inphi. Members of our audit committee, compensation committee and nominating and corporate governance committee, other than the chairpersons of those committees, receive an additional annual retainer of $10,000, $7,500, and $5,000, respectively. The chairpersons of our audit committee, compensation committee and nominating and corporate governance committee each receive an additional annual retainer of $20,000, $15,000 and $8,000, respectively.

In addition, non-employee directors receive nondiscretionary, automatic grants of restricted stock units (RSUs) under our 2010 Stock Incentive Plan. Upon becoming a member of our Board, a non-employee director is automatically granted initial RSUs for shares of our common stock that have a value of $160,000, calculated using the closing price of our common stock on the date of grant as reported on the NYSE. The initial RSUs vest over four years in equal annual installments. On the first business day following each of our regularly scheduled annual meetings of stockholders, each non-employee director is automatically granted RSUs for shares of our common stock, provided the director has served on our Board for at least six months. In June 2016, the compensation committee recommended, and the full Board approved, an increase in the grant date value (which is calculated using the closing price of our common stock on the date of grant as reported on the NYSE) of such annual non-employee director RSU grant to $135,000 from the $100,000 figure previously approved by the Board. These RSUs will vest on the first anniversary of the date of grant or immediately prior to our next annual meeting of stockholders, if earlier. The RSUs granted to non-employee directors will become fully vested in the event a change in control occurs.

We also reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at board and committee meetings.

Director Stock Ownership Guidelines

Our Board has established guidelines to better ensure that our directors each maintain an appropriate equity stake in our company. These guidelines were most recently updated June 22, 2016 to provide that all directors, including the CEO, will maintain a good faith cash investment in Inphi stock valued at $120,000 throughout the duration of their association with our company, which must be achieved by the 24-month anniversary of the individual’s appointment as a director or CEO or by June 22, 2017 for those appointed as director or CEO prior to June 22, 2016 (the “Valuation Date”). The value of the Inphi stock is measured using the 10-day trading average ending the date immediately prior to the Valuation Date.

2017 Director Compensation

The following table sets forth the compensation paid to our non-employee directors or accrued by us in 2017. The following tables exclude Dr. Ford Tamer, our President and CEO, as he did not receive any additional compensation for his service on our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)(2) ($)	Total ($)
Diosdado P. Banatao	77,500	134,984	212,484
Nicholas E. Brathwaite	48,000	134,984	182,984
Dr. Chenming C. Hu	47,500	134,984	182,984
Dr. David Liddle	65,000	134,984	199,984
Dr. Bruce McWilliams	46,992	134,984	181,976
Elissa Murphy	44,512	134,984	179,496
William J. Ruehle	42,016	159,991	202,007
Sam S. Srinivasan	85,000	134,984	219,984

(1)

The amount reflects the aggregate grant date fair value of the RSU award computed in accordance with FASB ASC Topic 718 multiplied by the number of shares. See note 13 of the notes to our consolidated financial statements in Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2017for a discussion of assumptions made in determining the grant date fair value.

(2)	The following outstanding equity awards table sets forth the equity awards held by our non-employee directors at December 31, 2017:

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)(a)
Diosdado P. Banatao	05/26/2017	3,328	121,805
Nicholas E. Brathwaite	05/26/2017	3,328	121,805
Dr. Chenming C. Hu	05/26/2017	3,328	121,805
Dr. David Liddle	05/26/2017	3,328	121,805
Dr. Bruce McWilliams	05/26/2017	3,328	121,805
Elissa Murphy	07/01/2015	3,504	128,246
	05/26/2017	3,328	121,805
William J. Ruehle	03/15/2017	3,667	134,212
Sam S. Srinivasan	05/26/2017	3,328	121,805

(a)

The amount represents the closing market price of our common stock as of December 29, 2017 (the last trading day of 2017) multiplied by unvested shares as of December 31, 2017. The closing market price of our common stock on December 29, 2017 was $36.60.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 13, 2018 regarding the number of shares of common stock and the percentage of common stock, beneficially owned by:

•	each person or group of persons known to us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Inphi Corporation, 2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 43,212,621 shares of common stock outstanding on April 13, 2018. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 13, 2018 (June 12, 2018). We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
5% or Greater Stockholders:

FMR LLC(1)	6,379,967	14.8
Ameriprise Financial, Inc. (2)	5,502,808	12.7
Capital Research Global Investors(3)	5,073,876	11.7
The Vanguard Group(4)	3,239,336	7.5
Entities affiliated with Walden International(5)	2,922,463	6.8
BlackRock, Inc.(6)	2,727,772	6.3

Directors, Nominees, and Named Executive Officers:

Dr. Ford Tamer(7)	864,438	2.0
John Edmunds(8)	279,055	*
Charles Roach(9)	47,177	*
Dr. Ron Torten(10)	25,057	*
Richard Ogawa(11)	26,187	*
Diosdado P. Banatao(12)	29,656	*
Dr. Chenming C. Hu(13)	74,339	*
Sam S. Srinivasan(14)	18,865	*
Dr. David Liddle(15)	35,617	*
Dr. Bruce McWilliams(16)	32,489	*
Nicholas E. Brathwaite(17)	27,261	*
Elissa Murphy(18)	10,046	*
William J. Ruehle	917	*
All current directors and executive officers as a group (13 persons)(19)	1,471,104	3.4

________________________

*	Amount represents less than 1% of our common stock.

(1)

Based solely on information reported on a Schedule 13G/A filed on February 13, 2018 by FMR LLC, this amount consists of 6,379,967 shares beneficially held by FMR LLC, and has sole power to vote over 2,035,675 shares, and sole dispositive power over 6,379,967 shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The principal address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(2)

Based solely on information reported on a Schedule 13G/A filed on March 12, 2018. Ameriprise Financial, Inc., or AFI, has shared power to direct the disposition of 5,502,808 shares and shared power to vote 5,411,951 shares. AFI is the parent holding company of Columbia Management Investment Advisors, LLC, or CMIA, which has shared power to direct the disposition of 4,231,988 shares and shared power to vote 4,141,131 shares. CMIA is the investment advisor to Columbia Seligman Communications & Information Fund, or the Fund, an investment company, which has the shared power to direct the disposition of 2,605,774 shares and sole power to vote 2,605,774 shares. Both AFI and CMIA disclaim beneficial ownership of any shares reported on their Schedule 13G/A. The principal address of AFI is 145 Ameriprise Financial Center, Minneapolis, MN 55474 and the principal address of CMIA and the Fund is 225 Franklin Street, Boston, MA 02110.

(3)

Based solely on information reported on Schedule 13G/A filed on February 14, 2018, this amount consists of 5,074,876 shares beneficially owned by Capital Research Global Investors, a division of Capital Research and Management Company, in its capacity as investment adviser, for which it has sole power to vote and dispose of 5,073,876 shares. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(4)

Based solely on information reported on Schedule 13G/A filed on February 9, 2018, this amount consists of 3,239,336 shares beneficially owned by The Vanguard Group. In its capacity as investment adviser, for which it has sole power to vote 82,024 shares, sole power to dispose of 3,150,750 shares, shared power to dispose of 88,586 shares, and shared power to vote 9,762 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(5)

Based solely on information reported on Schedule 13G/A filed on February 14, 2014, represents 46,579 shares held by Pacven Walden Ventures Parallel V-A C.V., 46,579 shares held by Pacven Walden Ventures Parallel V-B. C.V., 55,659 shares held by Pacven Walden Ventures Parallel VI, L.P., 4,955 shares held by Pacven Walden Ventures V Associates Fund, L.P., 2,021,291 shares held by Pacven Walden Ventures V, L.P., 714,816 shares held by Pacven Walden Ventures VI, L.P., and 32,584 shares held by Pacven Walden Ventures V-QP Associates Fund, L.P. Pacven Walden Management V Co. Ltd,. is the general partner of Pacven Walden Ventures V, L.P., Pacven Walden Ventures Parallel V-A C.V., Pacven Walden Ventures Parallel V-B C.V., Pacven Walden Ventures V Associates Fund, L.P. and Pacven Walden Ventures V-QP Associates Fund, L.P. (Pacven V and affiliated funds). Pacven Walden Management VI Co. Ltd., is the general partner of Pacven Walden Ventures VI, L.P. and Pacven Walden Ventures Parallel VI, L.P. (Pacven VI and Parallel Funds). Lip-Bu Tan, Andrew Kau, Hock Voon Loo and Brian Chiang hold shared voting and investment power with respect to the shares held by Pacven V and affiliated funds and Pacven VI and Parallel Funds, all of whom disclaim beneficial ownership of these shares except to the extent of any pecuniary interest therein. The address for Walden International is One California Street, Suite 2800, San Francisco, CA 94111.

(6)

Based solely on information reported on Schedule 13G/A filed on February 8, 2018, this amount consists of 2,727,772 shares beneficially owned by BlackRock, Inc., parent holding company of BlackRock Advisors, LLC, FutureAdvisor, Inc., BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC, for which it has sole power to vote 2,642,237 shares and sole power to dispose of 2,727,772. The address for BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.

(7)	Includes 557,645 shares subject to options that are exercisable as of June 12, 2018, and 51,646 shares subject to restricted stock units that will vest as of June 12, 2018.
(8)	Includes 85,642 shares subject to options that are exercisable as of June 12, 2018, and 23,125 shares subject to restricted stock units that will vest as of June 12, 2018.
(9)	Includes 21,250 shares subject to restricted stock units that will vest as of June 12, 2018.
(10)	Includes 23,450 shares subject to restricted stock units that will vest as of June 12, 2018.
(11)	Includes 18,125 shares subject to restricted stock units that will vest as of June 12, 2018.
(12)

Includes 26,328 shares held by the Banatao Living Trust DTD 7/21/99 and 3,328 shares subject to restricted stock units that will vest as of June 12, 2018. Mr. and Mrs. Banatao, as trustees of the Banatao Living Trust, hold shared voting and dispositive power over the securities held by this fund. Mr. and Mrs. Banatao disclaim beneficial ownership of the reported securities except to the extent of any pecuniary interest therein.

(13)	Includes 3,328 shares subject to restricted stock units that will vest as of June 12, 2018.
(14)	Includes 3,328 shares subject to restricted stock units that will vest as of June 12, 2018.
(15)	Includes 3,328 shares subject to restricted stock units that will vest as of June 12, 2018.
(16)	Includes 3,328 shares subject to restricted stock units that will vest as of June 12, 2018.
(17)	Includes 3,328 shares subject to restricted stock units that will vest as of June 12, 2018.
(18)	Includes 3,328 shares subject to restricted stock units that will vest as of June 12, 2018.
(19)	Includes 643,287 shares subject to options that are exercisable as of June 12, 2018, and 160,892 shares subject to restricted stock units that will vest as of June 12, 2018.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described elsewhere in this Proxy Statement, the following is a description of each transaction since January 1, 2017 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•

any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Procedures for Approval of Related Party Transactions

Pursuant to our written Related Person Transactions Policy, the audit committee of our Board must approve transactions with our company valued at or above $120,000 in which any director, officer, 5% or greater stockholder, or certain related persons or entities has a material direct or indirect interest. The audit committee bases its decision on whether to approve such transactions in light of all relevant facts and circumstances reasonably available to it, and approves only those transactions it determines to be fair and in the best interests of the Company.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is intended to assist our stockholders in understanding our executive compensation program by providing an overview of our executive compensation-related policies, practices, and decisions for 2017. It also explains how we determined the material elements of compensation for our principal executive officer, our principal financial officer, and the three executive officers who were our most highly-compensated executive officers as of December 31, 2017, and who we refer to as our “Named Executive Officers.” For 2017, our Named Executive Officers were:

■	Dr. Ford Tamer, our President and Chief Executive Officer (our “CEO”);

■	John Edmunds, our Chief Financial Officer and Chief Accounting Officer;

■	Charlie Roach, our Senior Vice President of Worldwide Sales;

■	Dr. Ron Torten, our Senior Vice President of Operations and Information Technology; and

■	Richard Ogawa, our General Counsel.

Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation element that we provide to our named executive officers. In addition, it explains how and why the Compensation Committee of our Board of Directors (the “Committee”) arrived at the specific compensation decisions for our Named Executive Officers in 2017.

Overview

We are a fabless provider of high-speed analog and mixed signal semiconductor solutions for the communications and datacenter markets. Our analog and mixed signal semiconductor solutions provide high signal integrity at leading-edge data speeds while reducing system power consumption. Our semiconductor solutions are designed to address bandwidth bottlenecks in networks, maximize throughput and minimize latency in computing environments and enable the rollout of next generation communications and datacenter infrastructures. Our solutions provide a vital high-speed interface between analog signals and digital information in high-performance systems such as telecommunications transport systems, enterprise networking equipment and datacenters. We provide 25G to 600G high-speed analog semiconductor solutions for the communications market.

2017 Business Highlights

We continued our growth in 2017, producing strong financial and operational results. Our accomplishments in 2017 included the following:

■	Our total revenue from continuing operations was $348.2 million in 2017, compared with $266.3 million from continuing operations in 2016, an increase of $81.9 million.

■

Our non-GAAP net income from continuing operations was $67.2 million, or approximately $1.52 per diluted share in 2017, compared with non-GAAP net income from continuing operations of $66.5 million, or $1.51 per diluted share, for 2016.

■

Our growth has been limited by macro-economic challenges with respect to sales in China, which impacted our financial performance. Despite these challenges, our total revenue increased by 31% for 2017 compared with 2016.

2017 Executive Compensation Highlights

Our executive compensation program emphasizes long-term value creation that correlates with the growth of sustainable long-term value for our stockholders, as well as motivates, retains, and rewards our Named Executive Officers. For 2017, the Committee took the following compensation actions:

■	Base Salary: Adjusted the base salaries of our Named Executive Officers by 3% over 2016 salary levels.

■

Incentive Payments: In lieu of cash bonuses under our cash incentive plan, the Committee awarded restricted stock units (“RSUs”) to our Named Executive Officers, including Mr. Roach, to reward their individual achievements during fiscal year 2017. Such RSU awards are subject to vesting over a one-year period, and allow such executives to earn shares of our common stock having a date of grant value ranging from 59% to 77% of 2017 target bonuses.

■

Equity Awards:  Granted time-based vesting and performance-based vesting RSU awards that may be settled for shares of our common stock to our Named Executive Officers. However, the Company performance targets for the performance-based RSUs were not achieved by the Company and these awards were therefore forfeited, resulting in the cancellation of approximately one-half of the 2017 equity awards granted to our Chief Executive Officer and one-third of the 2017 equity awards granted to our other Named Executive Officers.

Executive Compensation Best Practices

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During 2017, the following executive compensation policies and practices were in place, including those we have implemented to drive performance and that either prohibit or minimize behaviors that we believe do not serve our stockholders’ long-term interests:

What We Do

Compensation Committee Independence – Our Board maintains a compensation committee comprised solely of independent directors who have established effective means for communicating with our stockholders regarding their executive compensation ideas and concerns.

Compensation Committee Advisor Independence – The Committee engages and retains its own advisor, currently Compensia, Inc., to assist with its responsibilities. Compensia performs services as directed by the Committee.

Annual Compensation Review – The Committee conducts an annual review of our executive compensation philosophy and strategy, including a review of the compensation peer group used for comparative purposes.

Compensation-Related Risk Assessment – The Committee conducts an annual evaluation of our compensation programs, policies, and practices to ensure that they reflect an appropriate level of risk-taking but do not encourage our employees to take excessive or unnecessary risks that could have a material adverse impact on the Company.

Emphasize Performance-based Incentive Compensation – The Committee designs our executive compensation program to use performance-based short-term and long-term incentive compensation awards to align the short and long-term interests of our executive officers with the interests of our stockholders.

Stock Ownership Guidelines – Our Board has established stock ownership guidelines to better ensure that our directors and CEO each maintain an appropriate equity stake in our Company, requiring our directors and CEO to maintain a good faith cash investment in our stock valued at $120,000.

Emphasize Long-Term Equity Compensation – The Committee uses equity awards to deliver long-term incentive compensation opportunities to our executive officers, including our Named Executive Officers. These equity awards may be earned over multi-year periods, which serves our long-term value creation goals and retention objectives.

Limited Executive Perquisites – We provide only modest amounts of perquisites or other personal benefits to our Named Executive Officers which serve a sound business purpose. In addition, our Named Executive Officers participate in our retirement and health and welfare benefit programs on the same basis as all of our employees.

“Double-Trigger” Change in Control Arrangements – The change in control compensation arrangements for our executive officers, including our Named Executive Officers, are based on a “double-trigger” arrangement that provides for the receipt of payments and benefits only in the event of (i) a change in control of the Company and (ii) a qualifying termination of employment. Our newly granted multi-year performance vesting RSU award program terminates upon a change in control, with pro rata payouts (counting service through the change in control plus six months), measured solely on the basis of actual performance through the change in control.

Reasonable Change in Control Arrangements – The post-employment compensation arrangements for our executive officers, including our Named Executive Officers, provide for amounts and multiples that are within reasonable market norms.

Prohibition on Hedging and Pledging – Our executive officers, including our Named Executive Officers, and the members of our Board are prohibited from engaging in hedging transactions with respect to our equity securities. Our executive officers, including our Named Executive Officers, and the members of our Board are also prohibited from pledging shares of our common stock.

Succession Planning – Our Board reviews the risks associated with our key executive positions on an annual basis so that we have a succession strategy for our most critical positions.

What We Do Not Do

X

Retirement Programs – Other than our 401(k) plan generally available to all employees, we do not offer defined benefit or contribution retirement plans or arrangements, or nonqualified deferred compensation plans or arrangements for our executive officers, including our Named Executive Officers.

X

No Tax “Gross-Ups” or Payments – We do not provide any “gross-ups” or tax payments in connection with any compensation element or any excise tax “gross-ups” or tax reimbursement in connection with any change in control payments or benefits.

X	No Dividends – We do not pay dividends or dividend equivalents on unvested or unearned restricted stock units and performance-based restricted stock unit awards.

Stockholder Advisory Votes

At our 2017 annual meeting of stockholders, we submitted two advisory votes to our stockholders: one seeking their approval of the compensation of our named executive officers as disclosed in our 2017 definitive proxy statement (a “Say-on-Pay” vote) and the other regarding the frequency of future Say-on-Pay votes. At that time, our stockholders approved the compensation of our named executive officers and, consistent with the recommendation of our Board, expressed a preference that future Say-on-Pay votes be held every year.

At our 2017 annual meeting of stockholders, our stockholders approved the compensation of our named executive officers as disclosed in our 2017 definitive proxy statement with approximately 82.60% of the votes cast in favor of the proposal. Continuing to address concerns raised by our stockholders, the Committee decided in 2018 to increase the use of performance-based compensation and provide greater transparency of our compensation programs. Specifically, the Committee took the following actions:

■

further emphasizing the link between our performance and our Named Executive Officers’ compensation, the Committee granted special performance vesting long-term equity awards based on our relative performance to the S&P 500 over an approximately three-year performance period (as is discussed in further detail below under the heading “Executive Compensation – Compensation Elements –2018 Compensation Action”); and

■

established a formal bonus plan for our Named Executive Officers that aligns with stockholders preferences on design (as is discussed in further detail below under the heading “Executive Compensation – Compensation Elements – 2018 Incentive Compensation”).

The Committee considers the results of the Say-on-Pay vote on our executive compensation program as part of its annual executive compensation review. Our Board values the opinions of our stockholders and the Committee will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our Named Executive Officers. The next Say-on-Pay vote will take place at the 2018 annual meeting of Stockholders.

Compensation Philosophy

We have designed our executive compensation program to achieve the following objectives:

■	to attract, retain, and motivate talented, innovative, experienced, and strategic executive officers;

■	to reward our executive officers based on our financial and business performance and their individual performance;

■	to provide fair and equitable compensation, consistent with the competitive market; and

■	to align the interest of our executive officers and stockholders.

Our executive compensation program has focused primarily on attracting executive talent to manage and operate our business, retaining individuals whose employment is key to our success and growth, and rewarding individuals who help us define the strategic direction of the Company while achieving our business objectives. By weighting our executive compensation packages to emphasize equity-based compensation, we have sought to align the interests of our executive officers and stockholders by motivating them to increase the value of our stock over time.

Compensation-Setting Process

Role of the Compensation Committee

The Committee is responsible for reviewing and approving the compensation of our executive officers, including our Named Executive Officers, and seeks to do so in a manner that fairly compensates them for their contributions to our annual and long-term performance. The Committee consisted of Drs. Liddle (Chairperson) and Hu, Mr. Banatao, and Ms. Murphy each of whom is an independent, non-employee member of our Board.

Specifically, the Committee seeks to ensure that our compensation remains market competitive by:

■	providing performance-based incentive opportunities that closely align and strike a balance between short-term and long-term incentives relative to our strategy and future performance;
■	establishing long-term incentive compensation programs in the form of equity awards to reinforce the long-term connection with stockholder value and executive compensation; and
■	structuring our executive compensation plans and arrangements to reduce incentives to either (a) promote short-term gains or (b) encourage risk-taking at the expense of long-term stockholder value.

The Committee has the authority to retain special counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities to determine the compensation of our executive officers. The Committee’s authority, duties, and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted.

While the Committee determines our overall compensation philosophy and the compensation of our executive officers, it relies on its compensation consultant, as well as our CEO with the assistance of our Senior Vice President of Human Resources, to formulate recommendations with respect to specific compensation actions. The Committee makes all final approvals regarding executive officers’ compensation, including base salary levels, target annual bonus opportunities, actual bonus payments, and long-term incentives in the form of equity awards for all executives. The Committee meets on a regularly-scheduled basis and at other times as needed. The Committee periodically reviews compensation matters with our Board.

At the beginning of each year, the Committee reviews our executive compensation program, including any incentive compensation plans and arrangements, to assess whether our compensation elements, actions, and decisions are (i) properly coordinated, (ii) aligned with our vision, mission, values, and corporate goals, (iii) provide appropriate short-term and long-term incentives for our executive officers, (iv) achieve their intended purposes, and (v) are competitive with the compensation of executives in comparable positions at the companies with which we compete for executive talent. Following this assessment, the Committee makes any necessary or appropriate modifications to our existing plans and arrangements or adopts new plans or arrangements.

The Committee also conducts an annual review of our executive compensation strategy to ensure that it is appropriately aligned with our business strategy and achieving our desired objectives. Further, the Committee reviews market trends and changes in competitive compensation practices, as further described below.

The factors considered by the Committee in making its determinations with respect to the compensation of our Named Executive Officers for 2017 included:

■	our corporate growth and other elements of financial performance;

■	our corporate and individual achievements against short-term and long-term performance objectives;

■	the individual performance of each executive officer against his management objectives;

■	a review of the relevant competitive market analysis prepared by its compensation consultant (as described below);

■	the expected future contribution of the individual executive officer;

■	historical compensation awards we have made to our executive officers and their retention value;

■	internal pay equity based on the impact on our business and performance; and

■	the recommendations of our CEO (except with respect to his own compensation) as described below.

The Committee did not weight these factors in any predetermined manner, nor did it apply any formulas in making its decisions. The members of the Committee consider this information in light of their individual experience, knowledge of the Company, knowledge of each executive officer, knowledge of the competitive market, and business judgment in making their decisions regarding executive compensation and our executive compensation program. No executive officer participates in the determination of the amounts or elements of his or her own compensation.

As part of this process, our Committee evaluates the performance of our CEO each year and approves all decisions regarding his base salary adjustments, annual cash incentives, and long-term incentives in the form of equity awards. Our CEO is not present during any of the final deliberations regarding his compensation.

Role of our Management

Our Senior Vice President of Human Resources works closely with the Committee as it conducts its deliberations about the compensation of our executive officers, including our Named Executive Officers. Typically, our Senior Vice President of Human Resources works with the Committee to determine the structure of the annual bonus plan, to identify and develop corporate performance objectives and individual performance objectives for such plan, and to evaluate actual performance against the selected measures for each of the objectives. Our CEO makes recommendations to the Committee as described in the following paragraph and is involved in the determination of compensation for the respective executive officers who report to him.

At the beginning of each year, our CEO reviews the performance of the other executive officers, including our other Named Executive Officers, based on such individual’s level of success in accomplishing both corporate performance objectives and individual performance objectives established for him or her for the prior year and his or her overall performance against both objectives during that year, and then shares these evaluations with, and makes recommendations to, the Committee for each element of her or his compensation. Our CEO evaluates each of the other executive officer’s performance, taking into consideration historical compensation awards to the other executive officers and our corporate performance during the preceding year, the individual executive officer’s contribution, and his or her performance toward achieving his or her individual performance goals, and proposes recommendations concerning base salary adjustments, target annual bonus incentives, and long-term incentives in the form of equity awards for each of the other executive officers (excluding the CEO himself). The Committee then reviews the proposed recommendations from the CEO and considers other factors and finally determines the target total compensation of each executive officer, as well as each individual compensation element.

While the Committee considers our CEO’s recommendations, as well as the competitive market analysis prepared by its compensation consultant, these recommendations and market data serve as only two of several factors in making its decisions with respect to the compensation of our executive officers.

Role of Compensation Consultant

Pursuant to its charter, the Committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, as it determines in its sole discretion, to assist in carrying out its responsibilities. The Committee makes all determinations regarding the engagement, fees, and services of these advisors, and any such advisor reports directly to the Committee.

Back in 2013, pursuant to this authority, the Committee first engaged Compensia, Inc., a national compensation consulting firm, to provide information, analysis, and other assistance relating to our executive compensation program on an ongoing basis. The nature and scope of the services provided to the Committee by Compensia in 2017 were as follows:

■	updated the compensation peer group;

■	provided advice with respect to compensation best practices and market trends for executive officers and members of our Board;

■	conducted an analysis of the levels of overall compensation and each element of compensation for our executive officers;

■	conducted an analysis of the levels of overall compensation and each element of compensation for the members of our Board;

■	provided market data on annual equity burn rates and overhang levels;

■	conducted the compensation risk assessment; and

■	provided ad hoc advice and support throughout the year.

Representatives of Compensia attend meetings of the Committee as requested and also communicate with the Committee outside of the meetings. Compensia reports to the Committee rather than to the management, although Compensia may meet with members of the management, including our CEO and members of our executive compensation staff, for purposes of gathering information on proposals that management may make to the Committee. During 2017, Compensia met with various executive officers to collect data and obtain management’s perspective on various executive compensation proposals.

The Committee may replace its compensation consultant or hire additional advisors at any time. Compensia has not provided any other services to us and has received no compensation other than with respect to the services described above. The Committee has assessed the independence of Compensia taking into account, among other things, the various factors as set forth in Rule 10C-1 of the Exchange Act and the enhanced independence standards and factors set forth in the applicable listing standards of NYSE, and has concluded that its relationship with Compensia and the work of Compensia on behalf of the Committee has not raised any conflict of interest.

Competitive Positioning

As part of its deliberations, the Committee considers competitive market data on executive compensation levels and practices and a related analysis of such data. This data is drawn from a select group of peer companies developed by the Committee, as well as compensation survey data.

In the fall of 2016, the Committee directed Compensia to formulate a group of peer companies to be used as a reference for market positioning and for assessing competitive market practices during 2017. Compensia undertook a detailed review of the pool of U.S.-based publicly-traded companies, taking into consideration our industry sector, the size of such companies (based on revenues and market capitalization) relative to our size and growth rate.

Following this review, Compensia recommended to the Committee the following peer group to consist of 23 companies, which the Committee subsequently approved. The selected companies had revenues ranging from $220 million to $848 million, with a median of $362 million, and market capitalizations ranging from $648 million to $4,808 million, with a median of $1,742 million. The companies comprising the compensation peer group were as follows:

Acacia Communications	Mellanox Technologies
Ambarella Applied Optoelectronics Broadsoft Callidus Software IXYS	Monolithic Power Systems Nanometrics Rudolf Technologies Xperi New Relic
Barracuda Networks	Power Integrations
Gigamon	Proofpoint
HubSpot	Qualys
Imperva	Rambus
MACOM	Semtech
MaxLinear

We do not believe that it is appropriate to make compensation decisions, whether regarding base salaries or short-term or long-term incentive compensation, upon any type of benchmarking to a peer or other representative group of companies. The Committee believes that information regarding the compensation practices at other companies is useful in at least two respects. The Committee recognizes that our compensation policies and practices must be competitive in the marketplace. This information is useful in assessing the reasonableness and appropriateness of individual executive compensation elements and of our overall executive compensation packages. This information is only one of several factors that the Committee considers, however, in making its decisions with respect to the compensation of our executive officers.

Compensation Elements

The primary elements of our executive compensation programs are base salary, cash incentive compensation and long-term incentive compensation in the form of equity awards based on company performance and individual performance. Our executive officers also participate in the standard employee benefit plans available to our employees. In addition, our executive officers are eligible for post-employment (severance and change in control) payments and benefits under certain circumstances.

Base Salary

We believe that a competitive base salary is a necessary element of our executive compensation program, to attract and retain a stable management team. Base salaries for our executive officers are also intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent, as well as equitable across the executive team as a whole.

The Committee reviews the base salaries of our executive officers, including our Named Executive Officers, annually and makes adjustments to base salaries as it determines to be necessary or appropriate.

In April 2017, the Committee reviewed the base salaries of our Named Executive Officers, taking into consideration a competitive market analysis performed by Compensia and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described above. Following this review, the Committee determined to prospectively increase the base salaries of each of our executive officers in order to reflect merit raises and corrective adjustments to re-establish a competitive compensation position relative to our peer group. The base salary rates of our Named Executive Officers for 2017 were as follows:

Named Executive Officer	2016 Base Salary	2017 Base Salary	Percentage Adjustment
Dr. Ford Tamer	$400,000	$412,000	3%
John Edmunds	$320,000	$329,600	3%
Charlie Roach	$310,000	$319,300	3%
Dr. Ron Torten	$315,000	$324,450	3%
Richard Ogawa	$265,000	$272,950	3%

The base salaries received by our Named Executive Officers during 2017 are also set forth in “Executive Compensation – 2017 Summary Compensation Table” below.

Annual Cash Incentive Compensation

We use annual cash incentives to motivate and reward our executive officers, including our Named Executive Officers, for our short-term financial and operational achievements while making progress towards our longer-term growth and other strategic objectives. Consistent with our executive compensation philosophy, these annual bonuses are intended to help us to deliver a competitive total direct compensation opportunity to our executive officers. Cash bonuses are not guaranteed and may vary materially from year-to-year. For performance during fiscal year 2017, our Named Executive Officers were eligible for cash bonuses based on the determination of the Committee and taking into account the recommendations of our CEO, except for himself. Mr. Roach, our Senior Vice President of Worldwide Sales, participated in our Sales Incentive Plan.

Cash Bonuses – Terms and Measures

In January 2017, the Committee determined that cash bonus opportunities for our Named Executive Officers for performance during the 2017 fiscal year would be determined by reference to 2017 results in both the corporate performance measures and individual performance measures. The corporate performance measures are further described below.

The Committee selected revenue and non-GAAP net income per share as the corporate performance measures to be considered in determining cash bonuses for 2017 for our Named Executive Officers other than Mr. Roach. The Committee believed these performance measures were appropriate for our business because, given our stage of development, it focused our Named Executive Officers on the successful execution of our annual operating plan and related strategic objectives to encourage growth, in ongoing revenue, profit, and cash flow. At the same time, the Committee established a benchmark performance level for this measure at a level that it believed to be challenging, but attainable, through the successful execution of our annual operating plan.

In January, 2017, the Committee set the revenue and non-GAAP net income per share targets as the corporate measures for the 2017 bonus based on the annual operating plan that the Board approved. The revenue target was set at $400 million. The non-GAAP net income per share target was set at $1.90 per share.

The Committee also established individual performance measures for each Named Executive Officer. In selecting these individual performance measures, the Committee took into consideration a variety of factors including, but not limited to, progress toward new product introduction, new customer wins, new design wins at existing customers, operational metrics, employee satisfaction, development of intellectual property, and other management objectives.

Consistent with the Committee’s established practice, each of the Company’s executive officers (other than Mr. Roach) was expected to be eligible to receive a cash bonus at the corresponding target percentage of base salary identified below, subject to achievement of the corporate performance targets and individual performance objectives identified above. However, the Committee reserved its discretion to determine the ultimate bonus payments based on its review of the corporate performance measure as well as individual performance, our overall corporate position, and the competitive marketplace for our executives.

Named Executive Officer	Annual Base Salary	Target Bonus Percentage	Target Bonus Amount
Dr. Ford Tamer	$412,000	100%	$412,000
John Edmunds	$329,600	60%	$197,760
Dr. Ron Torten	$324,450	50%	$162,225
Richard Ogawa	$272,950	40%	$109,180

Cash Incentive Award for Mr. Roach – Terms and Measures

In January 2017, Mr. Roach was granted a cash incentive award pursuant to the 2017 Sales Incentive Plan with a target value of $211,317, which was equal to approximately 66% of his base salary. The amount that could be earned pursuant to this cash incentive award was entirely based on the corporate and individual performance objectives described below, with a 70% weighting to corporate revenue performance objectives and a 30% weighting to individual performance objectives based upon design win activities.

The Committee selected revenue as the corporate performance measure to be considered in the administration of Mr. Roach’s award under the 2017 Sales Incentive Plan. The Committee believed this performance measure was appropriate for Mr. Roach given his integral role in identifying, expanding and realizing our sales growth opportunities, which are key to our annual operating plan.

In addition to the corporate performance measure, the cash incentive award under the 2017 Sales Incentive Plan for Mr. Roach was based on his achievement against his individual performance objectives. This individual performance objective was established at the beginning of the year in discussions with our CEO, and was subsequently approved by our Board. This objective primarily related to customer design win activities for the year.

2017 Corporate and Individual Performance Results and Cash Incentive Decisions

The Committee evaluated both corporate and individual performance results. In January 2018, the Committee determined that the Company did not achieve the 2017 corporate goals for revenue and non-GAAP net income per share of $400 million and $1.90, respectively.

Corporate Performance Measure	2017 Target	2017 Actual	2016 Actual (1)	% Change from 2016 to 2017
Revenue	$400M	$348.2M	$266.3M	31%
Non-GAAP net income per share (2)	$1.90	$1.52	$1.51	1%

(1)	Reflects continuing operations only.
(2)

Non-GAAP net income per share excludes certain items, such as stock based compensation costs, legal, transition costs and other expenses, purchase price fair value adjustments related to Cortina and ClariPhy acquisitions,impairment of certain intangibles, non-cash interest expense related to convertible debt, indirect expenses associated with discontinued operations, and deferred tax asset valuation allowance. Non-GAAP net income is calculated quarterly and is publicly disclosed as part of our quarterly earnings releases.

After considering our revenue and non-GAAP income per share results, the Committee determined that the corporate performance goals were not achieved. Accordingly, the Committee determined that the Named Executive Officers were not eligible for a cash bonus for the corporate performance measures.

The Committee also evaluated each individual Named Executive Officer's performance against their respective individual performance goals. Based on its evaluation, the Committee determined that each Named Executive Officer performed sufficiently well against his individual performance goals, including operational performance, among other management objectives. As a result, the Committee determined to award the Named Executive Officers (including Mr. Roach, as discussed in more detail below) RSUs, subject to a one-year vesting schedule, for shares of our common stock having a fair market value equal to 59% of their target bonuses. For Dr. Torten and Mr. Ogawa, the percentages were increased based on their achievement of individual operational goals, on the recommendation of Dr. Tamer, as noted in the chart below.

For 2017, the Committee approved the award of RSUs for a number of shares of our common stock based on the following bonus amounts, subject to a one-year vesting schedule, for each of the below Named Executive Officers:

Named Executive Officer	Annual Base Salary	Bonus Amount	Bonus Amount as Percentage of Target Bonus	Number of RSUs Awarded (1)
Dr. Ford Tamer	$412,000	$243,080	59%	6,400
John Edmunds	$329,600	$116,679	59%	3,100
Dr. Ron Torten	$324,450	$114,000	70%	3,000
Richard Ogawa	$272,950	$83,600	77%	2,200
(1)	Based on a conversion price of $38.00 and a grant date of February 28, 2018

With respect to Mr. Roach, the Committee determined that he did not achieve 100% of his corporate revenue and individual performance targets under the 2017 Sales Incentive Plan. However, the Committee determined that Mr. Roach achieved 45% against his targets under that plan. Accordingly, the Committee approved a cash incentive of $96,063 to Mr. Roach under the 2017 Sales Incentive Plan.

The Committee also analyzed whether Mr. Roach’s achievement of his individual goals justified an additional award. Based upon Mr. Roach's achievement of individual goals, Dr. Tamer made a recommendation to the Committee to award Mr. Roach RSUs as the additional award. The Committee approved the recommendation and awarded Mr. Roach $28,614 in RSUs to result in a total bonus award for 2017 performance equal to 59% of his target bonus amount that was the same percentage awarded to Dr. Tamer and John Edmunds.

Named Executive Officer	Annual Base Salary	Target Bonus Amount	Cash Bonus Amount Awarded under 2017 Sales Incentive Plan	Cash Bonus Amount as Percentage of Target	Discretionary Number of RSUs Awarded (1)
Charlie Roach	$319,300	$211,317	$96,063	45%	753

(1)	Calculated as $28,614 and divided by a conversion price of $38.00 with a grant date of February 28, 2018

The annual cash incentive award to Mr. Roach is also set forth in “Executive Compensation – 2017 Summary Compensation Table” below.

Long-Term Incentive Compensation

Long-Term Incentives Philosophy

We use long-term incentive compensation in the form of equity awards to motivate our executive officers, including our Named Executive Officers, by providing them with the opportunity to build an equity interest in the Company and to share in the potential appreciation of the value of our common stock. We have relied on equity awards that may be settled for shares of our common stock as the principal vehicles for delivering long-term incentive compensation opportunities to our executive officers. The Committee believes these awards enable us to attract and retain key talent in our industry and aligns our executive officers’ interests with the long-term interests of our stockholders.

The Committee also considers the dilutive effect of our long-term incentive compensation practices, and the overall impact that these equity awards, as well as awards to other employees, will have on stockholder value. Generally, in determining the size of the equity awards granted to our executive officers the Committee takes into consideration the recommendations of our CEO (except with respect to his own equity award), as well as the factors described above.

Restricted Stock Unit and Performance Stock Unit Awards Granted During 2017

In April 2017, the Committee approved equity awards for our Named Executive Officers in recognition of our financial results and each executive officer’s performance for 2016. The Committee also considered the existing equity holdings of each executive officer, including the current economic value of their unvested equity awards and the ability of these unvested holdings to satisfy our retention objectives.

In identifying the appropriate mix of equity awards between RSUs and performance-based vesting awards (PSUs), the Committee considered the relative contributions and responsibilities of our Named Executive Officers to the corporate performance-vesting objectives of revenue and non-GAAP net income per share. Based on these considerations, the Committee granted RSU and PSU awards to the CEO (50%/50%) and other Named Executive Officers (approximately 67%/33%) in April 2017.

These equity awards consisted of RSU and PSU awards that may be settled for shares of our common stock. The awards granted to our Named Executive Officers in 2017 are set forth in the table below under "2017 Restricted Stock Unit Awards" and "2017 Performance Stock Unit Awards" as follows:

Named Executive Officer	2017 Restricted Stock Unit Awards (number of shares)	2017 Performance Stock Unit Awards (number of shares) (1)	Number of 2017 Performance Stock Units Earned (number of shares)
Dr. Ford Tamer	45,000	45,000	0
John Edmunds	20,000	10,000	0
Charlie Roach	16,000	8,000	0
Dr. Ron Torten	16,000	8,000	0
Richard Ogawa	16,000	8,000	0

(1) Number of shares eligible to be earned assuming achievement of target corporate performance.

The RSU awards are to vest as to 25% of the shares of our common stock subject to the award on the first anniversary of the date of grant and, thereafter, as to an additional 25% of the shares of our common stock subject to the award on the second, third and fourth anniversaries of the date of grant, respectively, assuming the continued service of the Named Executive Officer on each such vesting date.

The PSU awards were not earned, and were terminated for 2017 as shown in the above table under “Number of 2017 Performance Stock Units Earned.” The PSU awards would have vested in four equal annual increments on each of the first four anniversaries of the date of grant, but only if we achieved our 2017 annual operating plan revenue target of $400 million and our target non-GAAP net income per share $1.90 for continuing operations only, as approved by our Committee. (Non-GAAP net income per share is calculated quarterly and is publicly disclosed as part of our quarterly earnings releases.)

Because the Company did not achieve the performance requirements for the PSUs for 2017, the PSUs were not earned and the awards were terminated.

2017 Out-Performance Stock Unit Awards Granted During 2016

In April 2016, our CEO was also awarded an Out-Performance stock unit award intended to drive exceptional performance in accomplishment of our key strategic stretch goals through the end of our fiscal year 2017. The Out-Performance award is a PSU that vests with respect to 43.75% of the award on January 20, 2018, 6.25% of the award on April 20, 2018, and thereafter in equal annual installments through April 20, 2020, but only if the Committee determines that:

■	we achieve our target in year-over-year percentage increase in revenue from 2016 to 2017.

In January 2018, the Committee determined that the performance goal for this award had been earned as to 82% of the target amount, which equals 16,400 shares of our common stock.   This award was based on organic revenue growth of the Company.  The 82% of the target was achieved by taking the total revenue and subtracting revenues attributed from the ClariPhy acquisition.  The Company grew organically at 18.5%.  Accordingly, the award was a fair and reasonable amount for achieving 82% of the target amount.

2018 Compensation Actions

In January 2018, the Committee (i) approved long-term market value stock unit (“MVSU”) awards to key executives that may be earned based on our total shareholder return (“TSR”) in comparison to the TSR of the companies in the S&P 500 Index over a period of approximately three years in length ending in the first calendar quarter of 2021 after reporting of fiscal year 2020 results and (ii) adopted the Inphi Corporation Annual Incentive Plan (the “Bonus Plan”) to formalize the annual bonus plan structure applicable to all of our employees, including Named Executive Officers, into a written plan document.

Background and Considerations

A significant portion of the target total direct compensation opportunity of our executives is typically in the form of annual equity awards. In the past few years, through 2017, a substantial proportion of the executives’ equity awards could only be earned based on the attainment of pre-established Company annual financial performance goals, and the rest were earned by service, with both categories of awards vesting over four years. Equity awards are a long-term retention tool for key executives intended to reflect the value we place on their contributions to the Company. When granting equity awards, the Committee considers each executive’s level of experience and expertise and overall value to us, as well as how much vested and unvested equity he or she then holds.

In developing the MVSUs and Bonus Plan, the Committee benefited from feedback obtained via ongoing stockholder outreach efforts over the past several years on the Company’s compensation philosophy and the structure of its executive compensation programs as well as input from Compensia. Stockholders have indicated a preference for a multi-year performance metric based on the Company’s relative performance as compared to its peers in addition to an absolute share price increase metric. The design of the MVSU awards is intended to emphasize sustainable stockholder value creation and strengthen the link between pay and performance as it aligns payouts more directly with performance metrics that increase stockholder value and drives our performance. Further, the MVSU grants are structured to serve as an effective method to retain over three-years and motivate our executives, who play a key role in our performance. The Committee took several factors into consideration when designing these MVSU grants, which cover the upcoming three-year period, including replacing essentially what each of the executive officers might have received, in the aggregate, over a three-year period via recurring performance-based restricted stock units grants like those awarded by the Company in recent years. The Committee does not anticipate awarding additional performance-based equity awards that would overlap the MVSU’s approximately three-year performance period, and the Committee anticipates limiting service-based restricted stock unit grants to our executives over the next three years taking into account the recent practice of granting only 50% of the target grant value as service-based awards for our CEO, Mr. Ford Tamer, and 67% of the target grant value as service-based awards for the other executive officers. This will result in the annual grants over the next three years being less than the target market value for such annual awards to take into account the value of the multi-year MVSU grant. In furtherance of incenting and rewarding execution of more immediate business objectives, the Committee has historically linked annual incentives for Company’s executives to annual growth and profitability achievement measures. The Bonus Plan builds on this successful approach while also delivering additional formality and clarity, objectives highlighted in shareholder feedback.

MVSU Summary

The Committee granted MVSU awards to the following Named Executive Officers under our 2010 Stock Incentive Plan pursuant to which these executives will be eligible to earn, vest in, and receive, at target achievement, the following number of shares of our common stock.

Executive	MVSU Award Target Number of Shares (#)
Ford Tamer	135,000
John Edmunds	30,000
Charles Roach	24,000
Ron Torten	24,000
Richard Ogawa	21,000

For each of the MVSU awards identified above, the number of shares, if any, that will be earned pursuant to the award will depend on our relative TSR as compared to the S&P 500 Index companies and our absolute TSR, each as measured over a performance period of approximately three years commencing four trading days after the Company’s 2017 Q4 financial results are released and concluding thirty calendar days after the Company’s 2020 Q4 financial results are released (referred to as the Performance Period).

Each of the MVSU awards identified above will vest on the last day of the Performance Period, subject to the applicable executive’s continued service through that date. After the completion of the Performance Period, the Committee will determine the number of shares that each executive is entitled to receive pursuant to his MVSU award by reference to our TSR, as compared to the TSR of the S&P 500 Index companies, over the Performance Period expressed as a percentile (the Relative TSR). No shares will be issued with respect to an MVSU award if our Relative TSR is not at or above the 25th percentile of the S&P 500 Index companies, the minimum performance criteria. Each executive will be entitled to receive 50% of the target number of shares listed above if our Relative TSR is at the 25th percentile of the S&P 500 Index companies, 100% of the target number of shares if our Relative TSR is at the 50th percentile, 175% of the target number of Shares if our Relative TSR is at the 75th percentile and 225% of the target number of shares if the Company’s Relative TSR is at or above the 90th percentile. The Committee will apply linear interpolation if our percentile ranking is between these percentile rankings. However, if our absolute TSR is negative for the Performance Period, then the maximum number of shares that may be earned is the target number of shares listed above.

If a change of control occurs prior to the end of the Performance Period, a prorated award may be earned based on performance during a truncated Performance Period that ends on the change of control. The number of shares earned will be based on our Relative TSR and absolute TSR measured upon the change in control, multiplied by a fraction equal to the number of months from the start of the Performance Period through the change of control, plus six (6) additional months, divided by thirty (36) months (but not greater than one). The portion of the award that does not vest based on this formula will be forfeited.

If an executive is involuntarily terminated prior to the end of the Performance Period, but after the first twelve (12) months of the Performance Period, then subject to the executive’s execution and delivery of an effective release of claims, the executive will earn one-third (1/3) of the target number of shares listed above multiplied by the proration factor determined according to the table below (with linear interpolation calculated by the Committee for an involuntary termination occurring between the dates specified below):

Involuntary Termination Date	Proration Factor
Before first anniversary of date of grant	0
First anniversary of date of grant	25%
Second anniversary of date of grant	75%
On or after third anniversary of date of grant	150%

However, if at the time of termination our Relative TSR is tracking below the 25th percentile, none of the shares will be earned. The portion of the award that does not vest based on this formula will be forfeited. In addition, if Mr. Ford is involuntarily terminated, then pursuant to his change of control and severance agreement (see “Executive Compensation – Employment, Severance and Change in Control Arrangements” below), he will earn 25% of the target number of shares listed above if greater than the number earned based on this formula.

For purposes of the MVSU awards, the definitions of “change of control” and “involuntary termination” are consistent with the definitions in the respective executive’s change of control and severance agreement (see “Executive Compensation – Employment, Severance and Change in Control Arrangements” below).

Bonus Plan Summary

Also in January 2018, the Committee adopted the Bonus Plan, which will govern annual bonus opportunities for the Company’s employees, including Named Executive Officers. The Bonus Plan provides for an aggregate target bonus pool for all Company employees, including the Named Executive Officers, to be determined by the Committee following completion of the applicable fiscal year based upon performance relative to pre-established performance goals. For fiscal year 2018, the bonus pool under the Bonus Plan will be determined based on level of achievement in respect of Company revenue and Company earnings per share goals.

Employee Benefits

We maintain a tax-qualified retirement plan under Section 401(k) of the Internal Revenue Code (the “Code”) for our employees, including our executive officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service that provides them with an opportunity to save for retirement on a tax-advantaged basis. We intend for this plan to qualify under Sections 401(a) and 501(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until distributed from the applicable plan. From time to time, the Board, in its discretion, may approve a profit-sharing contribution to the Section 401(k) Plan for eligible employees, including our Named Executive Officers. In January 2018, the Committee approved a profit-sharing contribution in an amount equal to 1.5% of each participating employee’s 2017 compensation, up to a maximum contribution of $4,050 per participating employee. We do not provide any retirement benefits for our executive officers other than the Section 401(k) plan.

We also maintain broad-based welfare and health benefit programs for all eligible employees, including flexible spending accounts, medical, dental and vision care plans, our life and accidental death and dismemberment insurance policies and long-term and short-term disability plans. Our executive officers, including our Named Executive Officers, are eligible to participate in each of these programs on the same terms as non-executive employees.

We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices, the competitive market and our employees' needs.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our executive officers, including our Named Executive Officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During 2017, none of the Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, valued at $10,000 or more.

In the future, we may provide perquisites or other personal benefits to our executive officers in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. We do not expect that these perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Committee.

Employment Offer Letters

We have written employment offer letters with each of our Named Executive Officers. Each of these arrangements was approved on our behalf by our Board or the Committee, as applicable. We believe that these arrangements were appropriate to induce these individuals to forego other employment opportunities or leave their current employer for the uncertainty of a demanding position in a new and unfamiliar organization.

In filling these executive positions, our Board or the Committee, as applicable, was aware that it would be necessary to recruit candidates with the requisite experience and skills to manage a growing business in a dynamic and ever-changing environment. Accordingly, it recognized that it would need to develop competitive compensation packages to attract qualified candidates in a highly-competitive labor market. At the same time, our Board or the Committee, as applicable, was sensitive to the need to integrate new executive officers into the executive compensation structure that it was seeking to develop, balancing both competitive and internal equity considerations.

Each of these employment arrangements provides for “at will” employment and sets forth the initial compensation arrangements for the Named Executive Officer, including an initial base salary, a target annual cash bonus opportunity, and, in some instances, a recommendation for an equity award for shares of our common stock.

For a summary of the material terms and conditions of the employment arrangements with each of our Named Executive Officers, see “Executive Compensation – Employment, Severance and Change in Control Arrangements” below.

Post-Employment Compensation

Pursuant to their employment offer letters and change of control and severance agreements, certain of our Named Executive Officers are eligible to receive payments and benefits upon certain specified terminations of employment, including a termination of employment in connection with a change in control of the Company and certain of our Named Executive Officers are eligible to receive payments and benefits in connection with a severance agreement.

We believe that these arrangements serve several objectives. First, they eliminate the need to negotiate severance payments and benefits on a case-by-case basis at the time of a termination of employment. They also help assure our executive officers that their severance payments and benefits are comparable to those of other executive officers with similar levels of responsibility and tenure. Further, they act as an incentive for our Named Executive Officers to remain employed and focused on their responsibilities during the threat or negotiation of a change in control transaction, which preserves our value and the potential benefit to be received by our stockholders in the transaction.

These arrangements contemplate that the payments and benefits in the event of a change in control of the Company are payable only upon a “double trigger”; that is, only following a change in control and a qualifying termination of employment, including a termination of employment without cause or a resignation for good reason, and in each case requires that the Named Executive Officer execute a release of claims in our favor.

For a summary of the material terms and conditions of these post-employment compensation arrangements, see “Executive Compensation – Employment, Severance and Change in Control Arrangements” below.

Other Compensation Policies

Hedging and Pledging Policies

In 2014, we adopted a policy prohibiting our employees, including our executive officers, and members of our Board from speculating in our equity securities, including the use of short sales, “sales against the box” or any equivalent transaction involving our equity securities. In addition, they may not engage in any other hedging transactions, such as “cashless” collars, forward sales, equity swaps and other similar or related arrangements, with respect to the securities that they hold. We also have adopted a policy prohibiting the pledging of our common stock by our employees, including our executive officers, and members of our Board.

Policy Regarding Restatements

 The Committee is monitoring the SEC’s rule-making process with respect to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd Frank) in order to inform its process for establishing a formal policy requiring a fixed course of action with respect to compensation adjustments, or “clawbacks”, following later restatements of financial results. Pending establishment of such a policy, in the event of such a restatement, our Committee would evaluate whether compensation adjustments were appropriate based upon the facts and circumstances surrounding the restatement, including the requirements of the Sarbanes-Oxley Act of 2002.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code generally disallows a deduction for federal income tax purposes to any publicly-traded corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and each of the three other most highly-compensated executive officers (and, after 2017, its chief financial officer). For tax years prior to 2018, qualifying “performance-based compensation” was not subject to the deduction limitation if specified requirements were met. The Committee periodically considers all elements of the cost to us of providing compensation to such officers, including the potential impact of the Section 162(m) deduction limit. Under current circumstances, we expect that payment of compensation that does not qualify for deduction under Section 162(m) will have minimal impact on our net income given the overall compensation levels of our executive officers. For this reason and given the design limitations imposed by Section 162(m) to qualify for the performance-based compensation exception for 2017 and prior years, the Committee has implemented compensation programs that are not intended to comply with Section 162(m)’s exception for performance-based compensation.

Accounting for Stock-Based Compensation

The Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of share-based payment awards.

ASC Topic 718 requires us to recognize in our financial statements all share-based payment awards to employees, including grants of options to purchase shares of our common stock and restricted stock unit awards for shares of our common stock, based on their fair values. ASC Topic 718 also requires us to recognize the compensation cost of our share-based payment awards in our income statement over the period that an employee, including our executive officers, is required to render service in exchange for the award (which generally will correspond to the award’s vesting schedule).

When determining the types and amounts of equity compensation granted to our Named Executive Officers, the Committee considers the overall cost of the incentives, which includes the associated compensation expense for financial reporting purposes.

Compensation-Related Risk Management

We believe that our compensation policies and practices for all employees, including our executive officers, do not create risks that are reasonably likely to have a material adverse effect on our company. In making this determination, we assessed our executive and broad-based compensation programs to determine if their provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of our compensation policies and practices and an analysis of our executive compensation program. Although we reviewed all elements of our various compensation programs, we focused primarily on those characterized by variability in payout and the ability of a participant to directly affect payout, as well as the controls on participant action and payout under those elements.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to us as a whole. Whenever incentives are paid either in stock or based on company performance, this introduces a risk that measurement of the achievement by the company or company performance itself may be exaggerated or falsified in order to enrich the individuals who are the targets of the incentives. While we can never completely mitigate or do away with this risk, we believe that the compensation incentives are balanced between short and long term incentives and that controls are in place which would make the assumption of this risk at the time of the grant not reasonably likely to have a material adverse effect on the Company. We also believe that our incentive compensation plans and arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and our risk management practices, and are supported by the oversight and administration of the Committee with regard to our executive compensation program.

Several features in our compensation programs and policies mitigate or reduce the likelihood of excessive risk-taking by employees, including the following:

■	our core compensation principles and compensation program elements are designed to align our goals with stockholder interests; and

■

pay typically consists of a mix of fixed and variable compensation, with the variable compensation elements designed to reward both short-term and long-term corporate performance for the employee as both an employee and as a stockholder.

COMPENSATION COMMITTEE REPORT

The following report of the compensation committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Inphi Corporation under the Securities Act of 1933 or the Exchange Act.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with Inphi Corporation’s management. Based on this review and these discussions, the compensation committee recommended to the Board of Directors of Inphi Corporation that the Compensation Discussion and Analysis be included in Inphi Corporation’s proxy statement on Schedule 14A and incorporated by reference into its Annual Report on Form 10-K for the year ended December 31, 2017.

Respectfully submitted on April 25, 2018 by the members of the compensation committee of the Board of Directors:

Dr. David Liddle, Chairman

Mr. Diosdado P. Banatao

Dr. Chenming C. Hu

Ms. Elissa Murphy

EXECUTIVE COMPENSATION

2017 Summary Compensation Table

The following table sets forth compensation for services rendered in all capacities to us for the years ended December 31, 2017, 2016 and 2015 for our President and Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers as of December 31, 2017, whom we refer to as our Named Executive Officers.

Name & Principal Position	Year	Salary ($)	Bonus(1) ($)		Stock Awards(2)(3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Total ($)
Dr. Ford Tamer	2017	409,003	—		1,934,550	—	4,050	2,347,603
President and Chief	2016	377,255	400,000	(4)	3,290,000	—	7,950	4,075,205
Executive Officer	2015	306,753	154,500	(4)	1,627,365	—	5,300	2,093,918

John Edmunds	2017	327,202	—		859,800	—	4,050	1,191,052
Chief Financial Officer and	2016	311,718	192,000	(4)	921,200	—	7,950	1,432,868
Chief Accounting Officer	2015	284,783	86,060	(4)	585,699	—	5,300	961,842

Charlie Roach	2017	316,979	—		687,840	96,063	4,050	1,104,932
Vice President of Worldwide	2016	302,028	33,321	(4)	855,400	189,730	7,950	1,388,429
Sales	2015	276,078	—		546,888	170,282	5,300	998,548

Dr. Ron Torten	2017	322,090	—		695,334	—	4,050	1,021,474
Vice President of Operations	2016	307,066	157,500	(4)	789,600	—	7,950	1,262,116
and Information Technology	2015	281,191	94,889	(4)	585,602	—	5,300	966,982

Richard Ogawa	2017	270,966	—		687,840	—	4,050	962,856
General Counsel	2016	260,552	106,000	(4)	559,300	—	7,950	933,802
	2015	245,403	74,160	(4)	456,423	—	5,300	781,286

(1)	For 2017, the Named Executive Officers were awarded bonuses in the form of RSUs with a grant date of February 28, 2018.

(2)

The amount reflects the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all equity awards made to executive officers in note 13 to the notes to our consolidated financial statements in Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2017. There can be no assurance that awards will vest (in which case no value will be realized by the individual). None of our Named Executive Officers forfeited any awards in 2017.

(3)

In April 2017, we granted stock awards to Named Executive Officers subject to achievement of performance conditions. The probability of achieving the condition was remote and therefore, no value was included in the above table. In January 2018, the Compensation Committee determined that the performance conditions had not been achieved in 2017 and the awards were forfeited. The value of the award at the grant date assuming the highest level of performance conditions would be achieved is as follows:

Dr. Ford Tamer	$1,934,550

John Edmunds	429,900

Charlie Roach	343,920

Dr. Ron Torten	343,920

Richard Ogawa	343,920

(4)	Represents a discretionary bonus award.

(5)	Represents profit sharing contribution to our 401(k) plan.

Grants of Plan-Based Awards in 2017

The following table sets forth information on grants of plan-based awards in 2017 to our Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold($)	Target($)	Maximum($)	Threshold (#)	Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price Securities Underlying ($/Sh)	Grant Date Fair Value of Stock Awards($)(2)
Dr. Ford Tamer	4/19/17				—	—	45,000	—	—	1,934,550
	4/19/17(3)				11,250	45,000	—	—	—	—

John Edmunds	4/19/17				—	—	20,000	—	—	859,800
	4/19/17(3)				2,500	10,000	—	—	—	—

Charlie Roach	4/19/17				—	—	16,000	—	—	687,840
	4/19/17(3)				2,000	8,000	—	—	—	—
		—	211,317	422,634

Dr. Ron Torten	4/19/17				—	—	16,000	—	—	687,840
	4/19/17(3)				2,000	8,000	—	—	—	—
	7/19/17				—	—	198	—	—	7,494

Richard Ogawa	4/19/17				—	—	16,000	—	—	687,840
	4/19/17(3)				2,000	8,000	—	—	—	—

(1)

The threshold illustrates the smallest payout that can be made if all of the pre-established performance objectives are achieved at the minimum achievement level. Actual awards may be more or less than these amounts and are at the discretion of the Committee. The target is the payout that can be made if the pre-established performance objectives have been achieved at the target achievement level. The maximum is the greatest payout that can be made if the pre-established maximum performance objectives are achieved or exceeded at the outperform achievement levels.

(2)

The amount reflects the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all equity awards made to Named Executive Officers in note 13 to the notes to our consolidated financial statements in Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2017. There can be no assurance that awards will vest. None of our Named Executive Officers forfeited any awards in 2017.

(3)

These performance-based RSU awards vest subject to achievement of pre-determined performance conditions during 2017 and also subject to continued service through each of the first four anniversaries of the grant date. The threshold number of units represents 25% of the target number of units, which is the number of units that would be earned based on achieving the minimum qualifying 2017 performance levels. The target level is also the largest payout that can be made. Please see the section “—Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation” for a detailed discussion of these 2017 performance-based PSU awards.

Narrative to 2017 Summary Compensation Table and Grants Plan-Based Awards in 2017 Table

Please see “Compensation Discussion and Analysis” above for a complete description of compensation plans pursuant to which the amounts listed under the 2017 Summary Compensation Table and Grants of Plan-Based Awards in 2017 table were paid or awarded and the criteria for such payment, including targets for payment of annual incentives, as well as performance criteria on which such payments were based. The Compensation Discussion and Analysis also provides additional information regarding the stock grants.

Outstanding Equity Awards at December 31, 2017

The following table presents certain information concerning equity awards held by our Named Executive Officers as of December 31, 2017.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options		Number of Securities Underlying Unexercised Options	Option Exercise	Option Expiration	Number of Shares or Units that Have Not		Market Value of Shares or Units that Have Not
Name	Exercisable		Unexercisable	Price($)	Date	Vested (#)		Vested (#)(1)
Dr. Ford Tamer	557,645	(2)	—	14.80	2/1/2022
						165,140	(3)	6,044,124

John Edmunds	132,221	(2)	—	1.96	3/12/2018
	32,142	(2)	—	9.29	4/30/2020
	22,500	(2)	—	22.07	4/7/2021
	20,000	(2)	—	12.34	1/18/2022
	11,000	(2)	—	13.48	4/12/2022
						60.625	(4)	2,218,475

Charlie Roach						54,125	(5)	1,980,975

Dr. Ron Torten						56,073	(6)	2,052,272

Richard Ogawa						45,000	(7)	1,647,000

(1)

The amount represents the market value of our common stock as of December 29, 2017, multiplied by unvested shares as of December 31, 2017. The closing price of our common stock on December 29, 2017 was $36.60.

(2)	This stock option is fully vested.

(3)

This includes (i) 8,750 shares from April 17, 2014 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, (ii) 28,740 shares from April 15, 2015 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, (iii) 6,250 shares from September 16, 2015 grant that vest as to 43.75% of the total number of shares on February 18, 2017 and the remaining shares vest at a rate of 6.25% of the total number of shares each quarter thereafter, (iv) 60,000 shares from April 20, 2016 grant that vests as to 1/4th of the total number of share one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, (v) 16,400 granted on April 20, 2016 that vest as to 43.75% of the total number of shares on January 20, 2018, 6.25% of the total number of shares on April 20, 2018 and the remaining shares vest at a rate of 25% of the total number of shares each year thereafter, with vesting of such shares also subject to achievement of pre-determined performance conditions for 2017 described in “—Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation.” and (vi) 45,000 shares from April 19, 2017 grant that vests as to 1/4th of the total number of share one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date.

(4)

This includes (i) 6,750 shares from April 17, 2014 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, (ii) 11,000 shares from April 15, 2015 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, (iii) 1,875 shares from September 16, 2015 grant that vest as to 43.75% of the total number of shares on February 18, 2017 and the remaining shares vest at a rate of 6.25% of the total number of shares each quarter thereafter, (iv) 21,000 shares from April 20, 2016 grant that vests as to 1/4th of the total number of share one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date and (v) 20,000 shares from April 19, 2017 grant that vests as to 1/4th of the total number of share one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date.

(5)

This includes (i) 6,750 shares from April 17, 2014 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, (ii) 10,000 shares from April 15, 2015 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, (iii) 1,875 shares from September 16, 2015 grant that vest as to 43.75% of the total number of shares on February 18, 2017 and the remaining shares vest at a rate of 6.25% of the total number of shares each quarter thereafter, (iv) 19,500 shares from April 20, 2016 grant that vests as to 1/4th of the total number of share one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, and (v) 16,000 shares from April 19, 2017 grant that vests as to 1/4th of the total number of share one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date.

(6)

This includes (i) 9,000 shares from April 17, 2014 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, (ii) 11,000 shares from April 15, 2015 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date (iii) 1,875 shares from September 16, 2015 grant that vest as to 43.75% of the total number of shares on February 18, 2017 and the remaining shares vest at a rate of 6.25% of the total number of shares each quarter thereafter, (iv) 18,000 shares from April 20, 2016 grant that vests as to 1/4th of the total number of share one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, (v) 16,000 shares from April 19, 2017 grant that vests as to 1/4th of the total number of share one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, and (vi) 198 shares from July 19, 2017 grant that vests one year after the vesting commencement date.

(7)	This includes (i) 6,000 shares from April 17, 2014 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, (ii) 9,000 shares from April 15, 2015 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, (iii) 1,250 shares from September 16, 2015 grant that vest as to 43.75% of the total number of shares on February 18, 2017 and the remaining shares vest at a rate of 6.25% of the total number of shares each quarter thereafter, (iv) 12,750 shares from April 20, 2016 grant that vests as to 1/4th of the total number of share one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date, and (v) 16,000 shares from April 19, 2017 grant that vests as to 1/4th of the total number of share one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date.

Option Exercises and Stock Vested in 2017

The following table sets forth the number of shares acquired upon exercise of options and all stock awards vested by each named executive officer during 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Dr. Ford Tamer	—	—	56,872	2,557,504
John Edmunds	74,571	3,238,719	33,875	1,549,845
Charlie Roach	90,000	2,950,580	24,875	1,124,415
Dr. Ron Torten	—	—	35,125	1,606,800
Richard Ogawa	50,000	1,871,500	32,500	1,455,110

(1)	The value realized is based on the market value of our common stock, based on the closing price per share of our common stock on the date of exercise, minus the exercise price.
(2)	The value realized equals the closing market value of our common stock on the vesting date multiplied by the number of shares that vested.

Employment, Severance and Change of Control Arrangements

On February 1, 2012, we entered into an offer letter agreement with Dr. Tamer, our President and CEO. This offer letter agreement set Dr. Tamer’s base salary at an annual rate of $300,000 (to be pro-rated for any partial year of service). Pursuant to this offer letter agreement, Dr. Tamer is eligible to receive a bonus in an amount up to 50% of base salary (as pro-rated for any partial year of service) through participation in our annual cash incentive program. In addition, Dr. Tamer was granted an option to purchase 557,645 shares of our common stock, which vested over four years ending February 1, 2016. Dr. Tamer was also granted RSUs for 278,822 shares, which vested over four years ending February 1, 2016.

We also entered into a severance and change of control agreement with Dr. Tamer dated February 1, 2012, which includes, among other provisions, (a) payment of 200% of Dr. Tamer’s annual base salary and unearned annual target bonus, plus any earned but unpaid annual bonus, and acceleration of vesting and exercisability of 100% of his outstanding equity awards (subject to certain limitations set forth in his severance agreement) in the event he is “involuntarily terminated,” as defined below, within 12 months of a “change of control,” as defined below, or within three months prior to a “change of control and (b) payment of 100% of Dr. Tamer’s annual base salary, plus any earned but unpaid annual bonus, in the event he is “involuntarily terminated” more than 12 months following a “change of control” or more than three months prior to a change of control and his outstanding equity awards will accelerate with respect to 25% of the then-unvested shares.

On June 8, 2010, we entered into a severance and change of control agreement with Mr. Edmunds which superseded the severance terms of Mr. Edmunds’ original offer letter from December 2007. Under this change of control severance agreement, if Mr. Edmunds is terminated by us without “cause” or is otherwise “involuntarily terminated,” as such terms are defined below, within 12 months of a “change of control,” as defined below, or within three months prior to a "change of control" (as amended November 1, 2016), Mr. Edmunds will be entitled to receive a lump sum equal to 150% of the sum of his annual base salary and unearned annual target bonus, plus any earned but unpaid annual bonus. In addition, if Mr. Edmunds elects and pays to continue health insurance under COBRA, we will reimburse Mr. Edmunds on a monthly basis an amount equal to the monthly amount we were paying as the employer-portion of premium contributions for health coverage for Mr. Edmunds and his eligible dependents, until the earlier of (a) the end of the 18-month period following his termination date or (b) the date Mr. Edmunds or his eligible dependents lose eligibility for COBRA continued coverage. We also agreed to accelerate the vesting of 100% of his then unvested outstanding equity awards pursuant to the change of control and severance agreement.

On August 25, 2012 we entered into an offer letter agreement with Mr. Roach as Vice President of Worldwide Sales. This offer letter agreement set Mr. Roach’s base salary at an annual rate of $270,000. Pursuant to this offer letter agreement, Mr. Roach will participate in a sales compensation plan where he will be eligible for a cash-based variable incentive payment of up to $145,000 per year, based on our performance goals related to metrics, including but not limited to, revenue, gross margins, and design wins. In addition, Mr. Roach was granted an option to purchase 90,000 shares of our common stock, which vested over a four-year period ending on September 4, 2016. Mr. Roach was also granted an RSU for 45,000 shares, which vested over four years ending on September 4, 2016.

We also entered into a severance and change of control agreement with Mr. Roach dated September 4, 2012 which includes, among other provisions, (a) payment of 50% of Mr. Roach’s annual base salary plus 50% of the sales compensation plan in effect at time of termination, any earned but unpaid annual bonus, and acceleration of vesting and exercisability of 50% of his outstanding equity awards (subject to certain limitations set forth in his severance and change of control agreement) in the event he is “involuntarily terminated,” as defined below, within 12 months of a “change of control,” as defined below, or within three months prior to a “change of control”; and (b) payment of 50% of Mr. Roach’s annual base salary plus 50% of the sales compensation plan and any earned but unpaid annual bonus in the event he is “involuntarily terminated” more than 12 months following a “change of control” or more than three months prior to a change of control. In addition, if Mr. Roach elects and pays to continue health insurance under COBRA, we will reimburse Mr. Roach on a monthly basis an amount equal to the monthly amount we were paying as the employer-portion of premium contributions for health coverage for him and his eligible dependents, until the earlier of (a) the end of the six-month period following his termination date or (b) the date he or his eligible dependents lose eligibility for COBRA continued coverage. This agreement was amended November 1, 2016 to increase the acceleration of vesting and exercisability of his outstanding equity awards under the scenarios described above from 50% to 100% and to adjust the definition of “involuntary termination” as described in more detail below.

On December 31, 2012, we entered into an offer letter agreement with Mr. Ogawa as General Counsel. This offer letter agreement set Mr. Ogawa’s base salary at an annual rate of $220,000.00. In addition, Mr. Ogawa was granted an option to purchase 50,000 shares of our common stock, which vested over a four-year period ending on January 16, 2017. Mr. Ogawa was also granted an RSU for 60,000 shares, which vested over four years ending on January 16, 2017.

On April 22, 2013, we also entered into a change of control severance agreement with Mr. Ogawa, which includes, among other provisions, payment of 50% of Mr. Ogawa’s annual base salary in effect at time of termination, any earned but unpaid annual bonus, and acceleration of vesting and exercisability of 50% of his outstanding equity awards (subject to certain limitations set forth in Mr. Ogawa’s change of control severance agreement) in the event he is “involuntarily terminated,” as defined below, within 12 months of a “change of control,” as defined below, or within three months prior to a “change of control.” In addition, if Mr. Ogawa elects and pays to continue health insurance under COBRA, we will reimburse Mr. Ogawa on a monthly basis an amount equal to the monthly amount we were paying as the employer-portion of premium contributions for health coverage for Mr. Ogawa and his eligible dependents, until the earlier of (a) the end of the six-month period following his termination date or (b) the date such he or his eligible dependents lose eligibility for COBRA continued coverage. This agreement was amended November 1, 2016 to increase the acceleration of vesting and exercisability of his outstanding equity awards under the scenarios described above from 50% to 100% and to adjust the definition of “involuntary termination” as described in more detail below.

On December 31, 2013, we entered into a change of control severance agreement with Dr. Torten, which includes, among other provisions, payment of 50% of Dr. Torten’s annual base salary in effect at time of termination, any earned but unpaid annual bonus, and acceleration of vesting and exercisability of 50% of his outstanding equity awards (subject to certain limitations set forth in Dr. Torten’s change of control severance agreement) in the event he is “involuntarily terminated,” as defined below, within 12 months of a “change of control,” as defined below, or within three months prior to a “change of control.” In addition, if Dr. Torten elects and pays to continue health insurance under COBRA, we will reimburse Dr. Torten on a monthly basis an amount equal to the monthly amount we were paying as the employer-portion of premium contributions for health coverage for Dr. Torten and his eligible dependents, until the earlier of (a) the end of the six-month period following his termination date or (b) the date Dr. Torten or his eligible dependents lose eligibility for COBRA continued coverage. This agreement was amended November 1, 2016 to increase the acceleration of vesting and exercisability of his outstanding equity awards under the scenarios described above from 50% to 100% and to adjust the definition of “involuntary termination” as described in more detail below.

For purposes of the change of control agreements above, “involuntarily terminated” is generally defined as (a) a reduction in compensation by greater than 10%, unless part of a general reduction in compensation applicable to our senior executives, (b) relocation of job site by more than 50 miles, (c) a material reduction in job responsibilities, change in title or change in reporting structure, (d) any termination of employment by us without cause, or (e) the failure to obtain the assumption of any agreement with the executive officer by any successor. However, on November 1, 2016, clause (c) of the above definition was amended with respect to Dr. Torten and Messrs. Roach and Ogawa to provide that involuntary termination only occurs if the executive is assigned duties or responsibilities inconsistent with the executive’s education and experience.

Except as otherwise noted, the term “cause” is generally defined as (a) commission of a felony, an act involving moral turpitude, or an act constituting common law fraud, and which has a material adverse effect on our the business or affairs or that of our affiliates or stockholders, (b) intentional or willful misconduct or refusal to follow the lawful instructions of our Board, or (c) intentional breach of our confidential information obligations which has an adverse effect on us or our affiliates or stockholders.

The term “change of control” is generally defined as the occurrence of any one of the following events:

(a)	the approval by our stockholders of our liquidation or dissolution or the sale or disposition of all or substantially all of our assets;

(b)	a merger or consolidation where we are not the surviving entity;

(c)	any person or persons becoming the beneficial owner, directly or indirectly, of 50% or more of the total voting power of our then outstanding voting securities; or

(d)

a change in the composition of our Board, as a result of which fewer than a majority of the directors who are currently on our Board or who are elected, or nominated for election, to our Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (a), (b) or (c), or in connection with an actual or threatened proxy contest relating to our election of directors.

For purposes of the change of control agreements above, the vesting acceleration right is limited in its application to the Out-Performance RSUs as is described above under “Executive Compensation – Compensation Elements – Long-Term Incentive Compensation – 2017 Out-Performance Stock Unit Awards Granted during 2016.”

Potential Payments Upon Termination and Change of Control

The following table shows the potential payments that would have been paid to our Named Executive Officers if they had been involuntarily terminated on December 31, 2017.

	Involuntary Termination without a Change of Control				Involuntary Termination Related to a Change of Control
Name	Severance Payments Attributable to Salary and Bonus ($)(1)	Value of Accelerated Equity Awards ($)		Health Care Benefits ($)	Severance Payments Attributable to Salary and Bonus ($)(1)	Value of Accelerated Equity Awards ($)		Health Care Benefits ($)
Dr. Ford Tamer	412,000	1,511,031	(2)	24,712	824,000	6,044,124	(3)	49,424
John Edmunds	—	—		—	494,401	2,218,875	(4)	37,866
Charlie Roach	265,309	—		—	265,309	1,980,975	(5)	10,654
Dr. Ron Torten	—	—		—	162,225	2,052,272	(6)	12,356
Richard Ogawa	—	—		—	136,475	1,647,000	(7)	7,651

(1)	The total severance payment for each Named Executive Officer was calculated based on annual salary and historical target bonus.
(2)

The amount represents the market value per share of our common stock as of December 29, 2017, multiplied by 25% of the unvested restricted stock units as of December 31, 2017 (165,140 shares). The closing price of our common stock on December 29, 2017 was $36.60.

(3)

The amount represents the market value per share of our common stock as of December 29, 2017, multiplied by the unvested restricted stock units as of December 31, 2017 (165,140 shares). The closing price of our common stock on December 29, 2017 was $36.60.

(4)

The amount represents the fair market value per share of our common stock as of December 29, 2017, multiplied by the unvested restricted stock units as of December 31, 2017 (60,625 shares). The closing price of our common stock on December 29, 2017 was $36.60.

(5)

The amount represents the fair market value per share of our common stock as of December 29, 2017, multiplied by the unvested restricted stock units as of December 31, 2017 (54,125 shares). The closing price of our common stock on December 29, 2017 was $36.60.

(6)

The amount represents the fair market value per share of our common stock as of December 29, 2017, multiplied by the unvested restricted stock units as of December 31, 2017 (56,073 shares). The closing price of our common stock on December 29, 2017 was $36.60.

(7)

The amount represents the fair market value per share of our common stock as of December 29, 2017, multiplied by the unvested restricted stock units as of December 31, 2017 (45,000 shares). The closing price of our common stock on December 29, 2017 was $36.60.

No Named Executive Officer will receive a gross-up payment if the Named Executive Officer is required to pay an excise tax under Section 4999 of the Code.

Pay Ratio Disclosure

Our CEO to median employee pay ratio is approximately 12.86:1 and was calculated in accordance with Item 402(u) of Regulation S-K. We believe this ratio to be a reasonable estimate, based upon the assumptions and adjustments described below. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

We identified the employee with compensation at the median of the annual total compensation of all of our employees (the “median employee”) by examining the calendar year total cash compensation between January 1, 2017 and December 31, 2017 (using December 31, 2017 as the “median employee determination date”), including salary or wages plus overtime paid, and any earned cash incentive compensation for 2017, and equity award grants for 2017, for all individuals, excluding our CEO, who were employed by us (including our consolidated subsidiaries) on the median employee determination date, whether employed on a full-time, part-time, seasonal or temporary basis.

For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using FX rates in effect on the median employee determination date.

For employees hired between January 1, 2017 to December 31, 2017 and the median employee determination date we calculated their salary or wages as if they had been employed for the entire measurement period.

The de minimis exemption allows us to exclude up to 5% of our total employees who are non-U.S. employees. Our total number of employees, including U.S. and non-U.S. employees, is 615, and we used this number to calculate the maximum number of employees excludable under the de minimis exemption. We did not exclude non-U.S. employees in our calculations.

After identifying the median employee based on the methodology above, we calculated annual total compensation for such median employee using the same methodology we use to calculate the amount reported for our Named Executive Officers in the “Total” column of the 2017 Summary Compensation Table, set forth earlier in this proxy statement.

As disclosed in the 2017 Summary Compensation Table, the annual total compensation for fiscal year 2017 for our CEO was $2,347,603. The annual total compensation for the median employee for fiscal year 2017 was $182,541. The resulting ratio of our CEO’s annual total compensation to the annual total compensation of our median employee for fiscal year 2017 is approximately 12.86:1.

AUDIT COMMITTEE REPORT

The following report of the audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Inphi under the Securities Act of 1933 or the Exchange Act.

The audit committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving Inphi’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by Inphi’s independent accountants and reviewing their reports regarding Inphi’s accounting practices and systems of internal accounting controls as set forth in a written charter adopted by the Board of Directors. Inphi’s management is responsible for preparing Inphi’s financial statements and the independent registered public accountants are responsible for auditing those financial statements. The audit committee is responsible for overseeing the conduct of these activities by Inphi’s management and the independent registered public accountants.

In this context, the audit committee has met and held discussions with management and the independent registered public accountants. Management represented to the audit committee that Inphi’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants.

The audit committee has discussed with the independent registered public accountants matters required to be discussed by PCAOB Standard No. 1301, as adopted by the Public Company Accounting Oversight Board (PCAOB) and approved by the SEC. In addition, the independent registered public accountants provided to the audit committee the written disclosures and letter from the independent registered public accountants as required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communication with the audit committee concerning independence, and has discussed such accountants’ independence from Inphi and its management. Additionally, the audit committee considered whether the provision of non-audit services was compatible with maintaining such accountants’ independence.

The audit committee has discussed with management the procedures for selection of consultants and fully considered whether those services provided by the independent registered public accountants are compatible with maintaining such accountant independence. The audit committee has discussed with Inphi’s management and its independent registered public accountants, with and without management present, their evaluations of Inphi’s internal accounting controls and the overall quality of Inphi’s financial reporting.

In reliance on the reviews and discussions with management and the independent registered public accountants referred to above, the audit committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in Inphi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

Respectfully submitted on April 25, 2018, by the members of the audit committee of the Board of Directors:

Mr. Sam S. Srinivasan, Chairman

Dr. David Liddle

Mr. William J. Ruehle

PROPOSAL 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At our 2017 annual meeting of stockholders, a majority of our stockholders voted in favor of holding an advisory vote to approve executive compensation every year, which the compensation committee approved. Therefore, in accordance with that policy and in accordance with the requirements of Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

As described in the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement, we design our named executive officer compensation programs to attract and retain senior, skilled executive management, to motivate their performance toward achieving clearly defined corporate goals that align with our business strategy, and to align their long-term interests with those of our stockholders by linking a significant portion of total cash compensation to achieving specific performance goals. Our compensation takes into account competitive practices and sound compensation governance principles. We are advised by our independent compensation committee as well as Compensia, the independent compensation consultant retained by our compensation committee.

Our Board asks that you indicate your support of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement. You are not being asked to approve the compensation paid to the members of our Board as disclosed above under “Compensation of Directors” or approve our policy regarding employee compensation as it related to our risk management as disclosed above under “Compensation Discussion and Analysis—Compensation-Related Risk Management”. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, is hereby approved, on an advisory basis.”

Although the vote is non-binding, our Board and our compensation committee will review the voting results. To the extent there is any significant negative vote on this proposal, we would attempt to consult directly with stockholders to better understand the concerns that influenced the vote. Our Board and our compensation committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs.

Required Vote

The advisory vote to approve executive compensation as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement requires the affirmative vote of a majority of the shares present in person or represented by proxyat the Annual Meeting in person and entitled to vote. If you are the beneficial owner o shares held through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Unless marked to the contrary, proxies received from stockholders of record will be voted “FOR” approval.

Our Board recommends a vote FOR this proposal.

PROPOSAL 3

APPROVAL OF INCREASE IN SHARES OF COMMON STOCK UNDER
THE INPHI CORPORATION EMPLOYEE STOCK PURCHASE PLAN

Description of the Amendment

Stockholders are being asked to approve an increase in the number of shares of Common Stock that we may issue under the Inphi Corporation Employee Stock Purchase Plan, as amended and restated effective April 3, 2015 (the “ESPP”). The proposed increase to the number of shares of Common Stock reserved for issuance under the ESPP is 1,000,000 shares, which will result in a total of 2,750,000 shares under the ESPP including past issuances.

The Board believes that it is important to provide eligible employees the opportunity to acquire an ownership interest in the Company and thereby provide employees with an additional incentive to contribute to the long-term profitability and success of the Company. As of April 19, 2018, there were 144,204 shares remaining available for future purchases under the ESPP. It was determined that this number of shares remaining available for future purchases under the ESPP is inadequate to achieve the purpose of the ESPP in the future. The Board expects that approval of this share reserve increase will provide sufficient shares to meet expected purchases under the ESPP over the next three years, depending on the Company’s share price and employee participation rates in the ESPP. This 1,000,000 share reserve increase will represent approximately 2.3% of the Company’s outstanding common stock, which the Board believes is a reasonable amount of potential dilution.

Summary of the ESPP

The following is a summary of principal features of the ESPP. The summary, however, does not purport to be a complete description of all the provisions of the ESPP. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the General Counsel at the Company’s principal offices in Santa Clara, California. The full text of the ESPP, as proposed to be amended, is also attached to this proxy statement as Annex A. Stockholders are urged to read the ESPP in its entirety.

Overview

The ESPP and the right of participants to make purchases thereunder are intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The ESPP is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

Purpose

The primary purpose of the ESPP is to attract and retain the best available personnel for the Company in order to promote the success of the Company’s business and to facilitate the ownership of the Company’s stock by employees.

Administration

The ESPP is currently under and is expected to remain under the administration of the Compensation Committee of the Board. All questions of interpretation of the ESPP are determined by the Compensation Committee, and its decisions are final and binding upon all participants. Members of the Board who are eligible employees are permitted to participate in the ESPP, provided that any such eligible member may not vote on any matter affecting the administration of the ESPP or the grant of any option pursuant to it, or serve on a committee appointed to administer the ESPP. No charges for administrative or other costs will be made against the payroll deductions of a participant in the ESPP. Members of the Compensation Committee receive no additional compensation for their services in connection with the administration of the ESPP.

Eligibility

Any employee of the Company or its subsidiaries as of the offering date who completes a subscription agreement on the form provided by the Company is eligible to participate in the ESPP, except for any employee who beneficially owns five percent or more of the outstanding stock of the Company or is customarily employed for less than 20 hours per week or less than five months per year. As of April 19, 2018, 484 Company employees are eligible to participate in the ESPP.

Available Shares

The maximum aggregate number of shares of Common Stock to be issued under the ESPP is currently 1,750,000 and would become 2,750,000 if this proposal is approved, subject in both cases to adjustment. In the event of any change affecting the number, class, or terms of the shares of Common Stock due to a stock dividend, stock split, subdivision or consolidation, recapitalization, reorganization, reclassification, merger, spin-off, combination of shares, exchange of shares or other similar event, the Compensation Committee will proportionately adjust the number and class of Common Stock that may be delivered under the ESPP overall and during that offering period as well as the purchase price per share and the number of shares of Common Stock covered by each right under the ESPP that has not yet been exercised.

Offering Dates and Purchase Periods

The ESPP is implemented by a series of offerings, each for a six-month period. The offering periods commence on or about February 10 and August 10 of each year. The Board or Compensation Committee may alter the duration of the offering periods without stockholder approval if such change is announced prior to the scheduled beginning of the first offering period to be affected.

Each offering period coincides with a purchase period of six months duration. The last day of each purchase period shall be the purchase date for such purchase period. A purchase period commencing on February 10 shall end on the next August 9. A purchase period commencing on August 10 shall end on the next February 9. The Board or Compensation Committee may alter the duration and/or frequency of purchase periods with respect to future purchases without stockholder approval if such change is announced prior to the scheduled beginning of the first purchase period to be affected.

Terms of Options

(a) Participation. Eligible employees become participants in the ESPP by delivering to the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date.

(b) Purchase Price. The purchase price per share at which shares are sold under the ESPP is the lower of 85% of the fair market value of the Common Stock on the last trading day preceding the date of commencement of the offering period or 85% of the fair market value of the Common Stock on the purchase date. The fair market value of the Common Stock on a given date is generally the closing sales price on the New York Stock Exchange on that date.

(c) Payment of Purchase Price; Payroll Deductions. Contributions to purchase shares are accumulated by payroll deductions during the offering period. The deductions may not be less than 1% and may not be more than 15% of a participant’s eligible compensation. A participant may decrease his or her participation in the ESPP during an offering period, but may not increase his deduction rate until the next offering period.

All payroll deductions are credited to the participant’s account under the ESPP and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose. No interest accrues on the payroll deductions of a participant in the ESPP.

(d) Purchase of Stock; Exercise of Option. By executing a subscription agreement to participate in the ESPP, the participant is entitled to have shares placed under option, with the amount of shares ultimately purchased based on the applicable purchase price and payroll deductions and subject to applicable limitations. Unless the participant’s participation is discontinued, each participant’s option for the purchase of shares will be exercised automatically at the end of the purchase period at the applicable price. Participants pay no commissions on Common Stock purchased under the ESPP. However, if a participant decides to sell the Common Stock, the participant can expect to be charged a fee or commission if he or she uses an agent, such as a stock broker.

However, the Code requires that no participant be permitted to subscribe for shares under the ESPP if immediately after the grant of the option the participant would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any of its subsidiaries (including stock which may be purchased under the ESPP). Additionally, the Code precludes any participant being granted an option which would permit the participant to buy pursuant to the ESPP more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year. Separately, the Board or Compensation Committee can specify a per-participant share limit and overall share limit for each offering period, but these limits are not required by the Code and may be adjusted by the Board or Compensation Committee from time to time without shareholder approval. If the number of shares which would otherwise be placed under option at the beginning of an offering period either exceeds the Compensation Committee’s overall offering period share limit then in effect or exceeds the number of shares then available under the ESPP, a pro rata allocation of the available shares will be made in as equitable a manner as is practicable.

(e) Withdrawal. The participant’s interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the ESPP at least five days prior to the end of a purchase period.

Any withdrawal by the participant of accumulated payroll deductions for a given offering automatically terminates the participant’s interest in that offering. In effect, the participant is given an option which may or may not be exercised during the six-month offering period. By executing the subscription agreement, the participant is not obligated to make the stock purchases; rather the subscription agreement is merely an election by the participant to place shares under option. Unless the participant’s participation is discontinued, the option for the purchase of shares will be exercised automatically at the end of the purchase period, and the maximum number of full shares purchasable with such participant’s accumulated payroll deductions will be purchased for the participant at the applicable price.

In the event that a participant fails to remain in the continuous employment of the Company as described in the ESPP, such participant will be deemed to have elected to withdraw from the ESPP and the payroll deductions credited to such participant’s account will be returned to such participant.

A participant’s withdrawal from an offering does not have any effect upon such participant’s eligibility to participate in subsequent offerings under the ESPP.

(f) Termination of Employment. Termination of a participant’s employment for any reason, including retirement or death, prior to the termination of the offering period cancels his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned to such participant, or in the case of death, to the person or persons entitled thereto as specified in the participant’s subscription agreement.

(g) Non-transferability. No rights or accumulated payroll deductions of a participant under the ESPP may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the ESPP.

(h) Capital Changes/Acceleration of Option. In the event any change is made in the Company’s capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made in the shares subject to purchase and in the purchase price per share, as well as in the number of shares available for issuance under the ESPP.

In the event of the sale of all or substantially all of the assets of the Company, the merger of the Company with or into another corporation or the dissolution or liquidation of the Company, the current offering period(s) will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Compensation Committee or Board. Immediately prior to such termination of the offering period, each outstanding option under the ESPP shall be exercised to the extent funded by deductions, unless the ESPP is assumed by a successor corporation or a parent or subsidiary of such successor corporation.

(i) Reports. Individual accounts will be maintained for each participant in the ESPP. Each participant will receive after the end of the six-month purchase period a report of such participant’s account setting forth the total amount of payroll deductions accumulated, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

Amendment and Termination of the ESPP

The Board may at any time and for any reason amend or terminate the ESPP. The Company must obtain stockholder approval of any amendment to the ESPP in such a manner and to the extent necessary to comply with Rule 16b-3 under the Exchange Act and/or Section 423 of the Code (or any other applicable law or regulation).

Federal Income Tax Aspects of the ESPP

THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE PURCHASE OF SHARES UNDER THE ESPP. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE ESPP AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

The ESPP and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be recognized by a participant prior to disposition of shares acquired under the ESPP.

If the shares are sold or otherwise disposed of (including by way of gift) more than two years after the first day of the offering period during which shares were purchased (the “Offering Date”), and more than one year after the shares were purchased, a participant will recognize as ordinary income at the time of such disposition the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold for a sale price less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

If the shares are sold or otherwise disposed of (including by way of gift) before the expiration of either of the two-year or one-year holding periods described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made. The balance of any gain or loss will be treated as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held more than one year.

The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of either of the two-year or one-year holding periods described above.

Restrictions on Resale

Certain officers and directors of the Company may be deemed to be “affiliates” of the Company as that term is defined under the Securities Act of 1933, as amended (the “Securities Act”). The common stock acquired under the ESPP by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

Amended Plan Benefits

As participation in the ESPP is voluntary, the future benefits under the ESPP, as proposed to be amended, are not yet determinable. If the proposed amendment to the ESPP had been in effect for the fiscal year ended December 31, 2017, the Company does not expect that the number of shares purchased by participants through the ESPP during fiscal 2017 would have been materially different than the number of shares actually purchased during fiscal 2017. For illustrative purposes, the table below sets forth the actual number of shares purchased through the ESPP during the fiscal year ended December 31, 2017.

INPHI CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

Name of Individual or Identification of Group	Title/Position	Weighted Average Purchase Price ($)	Number of Shares Purchased

Named Executive Officers
Dr. Ford Tamer	President, Chief Executive Officer and Director	17.0374	4,908
John Edmunds	Chief Financial Officer	0	0
Richard Ogawa	General Counsel	13.1508	8,061
Charlie Roach	Senior Vice President of Worldwide Sales	7.9645	1,026
Dr. Ron Torten	Senior Vice President of Operations and Information Technology	12.3747	9,794
All current executive officers (including the Named Executive Officers), as a group		13.4095	23,789

All employees, including all current officers who are not executive officers, as a group		15.2344	1,404,236

Equity Compensation Plan Information

The following table presents certain information with respect to our equity compensation plans as of December 31, 2017, all of which have been approved by security holders:

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders (2)	4,500,808	$11.67	4,607,229

Equity compensation plans not approved by security holders (3)	833,607	—	—
	5,334,415	$11.67	4,607,229

(1)

The calculation of the weighted average exercise price includes only stock options and does not include the 3,987,552 outstanding RSUs which do not have an exercise price or warrants, of which there are none outstanding.

(2)

Consists of two plans: the Company’s 2010 Stock Incentive Plan and the Company’s 2011 Employee Stock Purchase Plan. 4,285,254 shares and 321,975 shares, respectively, remain available for issuance under the Company’s 2010 Stock Incentive Plan and the Company’s 2011 Employee Stock Purchase Plan.

(3)

Of the shares reflected in this row, 126,050 were granted in connection with our acquisition of Cortina on October 3, 2014 and 707,557 were granted in connection with our acquisition of ClariPhy on December 12, 2016. Such RSU non-plan inducement awards were granted to target company employees joining our operations in order to create a retention incentive for those employees.

Vote Required for Approval

The approval of the amendment to the ESPP to increase the number of shares reserved for issuance under that plan by 1,000,000 shares requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock present at the Annual Meeting in person or by proxy and entitled to vote and constituting at least a majority of the required quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTANTS

Our audit committee, which is composed entirely of non-employee independent directors, has selected PricewaterhouseCoopers LLP as independent accountants to audit our books, records and accounts and our subsidiaries for the fiscal year ending December 31, 2018. Our Board has endorsed this appointment. Ratification of the selection of PricewaterhouseCoopers LLP by stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, our Board and the audit committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the audit committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of Inphi and its stockholders. PricewaterhouseCoopers LLP previously audited our consolidated financial statements during the three fiscal years ended December 31, 2015, 2016, and 2017. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP for the years ended December 31, 2016 and 2017, were as follows, all of which were approved by the audit committee:

Services Provided	2016	2017
Audit Fees	$1,551,775	$1,846,169
Audit-Related Fees	—	—
Tax Fees	222,479	240,941
All Other Fees	1,800	1,800
Total Fees	$1,776,054	$2,088,910

Audit Fees. The aggregate fees billed for the years ended December 31, 2017 and 2016 were for professional services rendered for the audits of our consolidated financial statements, statutory audits of our subsidiaries, the review of our internal accounting and reporting controls as required under Section 404 of the Sarbanes-Oxley Act and the review of interim consolidated financial statements included in our Quarterly Reports on Form 10-Q. This also includes comfort letters and consents issued in connection with SEC filings or private placement documents.

Audit-Related Fees. For the years ended December 31, 2017 and 2016, there were no fees billed by PricewaterhouseCoopers LLP for professional services rendered under “Audit-Related Fees” above.

Tax Fees. The aggregate fees billed for the years ended December 31, 2017 and 2016 were for tax advisory and tax compliance services related to tax research and tax planning services in foreign countries in which we do business and services related to our tax returns, including our subsidiaries.

All Other Fees. For the years ended December 31, 2017 and 2016, the aggregate fees billed were for annual subscription of on-line library of authoritative accounting and auditing literature.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the audit committee pre-approves both the type of services to be provided by PricewaterhouseCoopers LLP and the estimated fees related to these services.

During the approval process, the audit committee considers the impact of the types of services and the related fees on the independence of the registered public accountant. The services and fees must be deemed compatible with the maintenance of such accountants’ independence, including compliance with SEC rules and regulations.

During 2017 and 2016, the audit committee pre-approved 100% of the services provided by PricewaterhouseCoopers LLP.

Throughout the year, our audit committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Required Vote

Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Unless marked to the contrary, proxies received from stockholders of record will be voted “FOR” ratification of the appointment.

Our Board recommends a vote FOR the ratification of

PricewaterhouseCoopers LLP as our independent registered public accountants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4, and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4, and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year ended December 31, 2017, except for late Form 4 filings for Mr. Edmunds, Mr. Ogawa, Dr. Tamer, and Dr. Torten occurring on April 24, 2017 and one late Form 4 filing for Dr. Torten occurring on July 28, 2017 that were not reported on a timely basis.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

If a stockholder wishes to present a proposal to be included in our Proxy Statement for the 2019 annual meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Secretary no later than December 26, 2018. Proposals we receive after that date will not be included in the Proxy Statement. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

A stockholder proposal not included in our proxy statement for the 2019 annual meeting of Stockholders will be ineligible for presentation at the 2019 annual meeting of Stockholders unless the stockholder gives timely notice of the proposal in writing to the Secretary of Inphi at the principal executive offices of Inphi. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not less than 90 nor more than 120 days prior to the next annual meeting of Stockholders; provided, however, that in the event that if we did not hold an annual meeting in the prior year or if the date of the annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, we must receive the stockholder’s notice by the close of business on the later of 90 days prior to the annual meeting and the 10th day after the day we provided such public disclosure of the meeting date.

The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our securities that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the SEC. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Inphi stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our proxy materials until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report or proxy statement mailed to you, please submit a request to our Secretary at 2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054, or call our Investor Relations department at (408) 217-7300 and we will promptly send you what you have requested. You can also contact our Investor Relations department at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

OTHER MATTERS

Our Board does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors,

/s/ John Edmunds
John Edmunds
Chief Financial Officer and Secretary
Santa Clara, California
April 25, 2018

Inphi’s 2017 Annual Report on Form 10-K has been mailed with this Proxy Statement. We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to Inphi Corporation at 2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054, Attention: Investor Relations. The request must include a representation by the stockholder that as of April 13, 2018, the stockholder was entitled to vote at the Annual Meeting.

ANNEX A

Amended and Restated Employee Stock Purchase Plan

INPHI CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective April 3, 2015
and as further Amended and Restated Effective April 17, 2018)

Section 1	Purpose Of The Plan	1

Section 2	Definitions	1

(a)	“Board”	1

(b)	“Code”	1

(c)	“Committee”	1

(d)	“Company”	1

(e)	“Compensation”	1

(f)	“Corporate Reorganization”	2

(g)	“Eligible Employee”	2

(h)	“Exchange Act”	2

(i)	“Fair Market Value”	2

(j)	“Offering”	2

(k)	“Offering Date”	2

(l)	“Offering Period”	2

(m)	“Participant”	2

(n)	“Participating Company”	2

(o)	“Plan”	3

(p)	“Plan Account”	3

(q)	“Purchase Date”	3

(r)	“Purchase Period”	3

(s)	“Purchase Price”	3

(t)	“Stock”	3

(u)	“Subsidiary”	3

(v)	“Trading Day”	3

Section 3	Administration Of The Plan	3

(a)	Committee Composition	3

(b)	Committee Responsibilities	3

Section 4	Enrollment And Participation	4

(a)	Offering Periods	4

INPHI CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

i

(b)	Enrollment	4

(c)	Duration of Participation	4

Section 5	Employee Contributions	5

(a)	Frequency of Payroll Deductions	5

(b)	Amount of Payroll Deductions	5

(c)	Changing Withholding Rate	5

(d)	Discontinuing Payroll Deductions	5

Section 6	Withdrawal From The Plan	5

(a)	Withdrawal	5

(b)	Re-enrollment After Withdrawal	6

Section 7	Change In Employment Status	6

(a)	Termination of Employment	6

(b)	Leave of Absence	6

(c)	Death	6

Section 8	Plan Accounts And Purchase Of Shares	6

(a)	Plan Accounts	6

(b)	Purchase Price	6

(c)	Number of Shares Purchased	6

(d)	Available Shares Insufficient	7

(e)	Issuance of Stock	7

(f)	Unused Cash Balances	7

(g)	Stockholder Approval	7

Section 9	Limitations On Stock Ownership	7

(a)	Five Percent Limit	7

(b)	Dollar Limit	8

Section 10	Rights Not Transferable	8

Section 11	No Rights As An Employee	8

Section 12	No Rights As A Stockholder	8

Section 13	Securities Law Requirements	8

INPHI CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

ii

Section 14	Stock Offered Under The Plan	9

(a)	Authorized Shares	9

(b)	Antidilution Adjustments	9

(c)	Reorganizations	9

Section 15	Amendment Or Discontinuance	9

Section 16	Execution	10

INPHI CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

iii

INPHI CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective April 3, 2015
and as further Amended and Restated Effective April 17, 2018)

The Plan was originally adopted by the Board on November 3, 2011, approved by stockholders December 8, 2011 and became effective on December 9, 2011. The Board adopted an amended and restated Plan on April 3, 2015 in order to increase the shares of Stock available under the Plan. Subject to shareholder approval, the Board adopted a further amended and restated Plan on April 17, 2018 in order to again increase the shares of Stock available under the Plan. This amended and restated Plan will govern all options under the Plan to purchase shares of Stock delivered on or after the date of shareholder approval of the Plan.

Section 1	Purpose Of The Plan.

The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Code.

Section 2	Definitions.

(a)     “Board” means the Board of Directors of the Company, as constituted from time to time.

(b)     “Code” means the Internal Revenue Code of 1986, as amended.

(c)     “Committee” means a committee designated by the Board, as described in Section 3.

(d)     “Company” means Inphi Corporation, a Delaware corporation.

(e)     “Compensation” means the base salary and wages paid in cash to a Participant by a Participating Company, without reduction for any pre-tax contributions made by the Participant under sections 401(k) or 125 of the Code. “Compensation” shall exclude variable compensation (including bonuses, incentive compensation, commissions, overtime pay and shift premiums), all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

1

(f)     “Corporate Reorganization” means:

(i)     The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

(ii)     The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(g)     “Eligible Employee” means any employee of a Participating Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week. The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her.

(h)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)     “Fair Market Value” means the fair market value of a share of Stock, determined by the Committee as follows:

(i)     If Stock was traded on any established national securities exchange including the New York Stock Exchange or the Nasdaq Global Market on the date in question, then the Fair Market Value shall be equal to the closing price as quoted on such exchange (or the exchange with the greatest volume of trading in the Stock) on such date; or

(ii)     If the foregoing provision is not applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

For any date that is not a Trading Day, the Fair Market Value of a share of Stock for such date shall be determined by using the closing sale price for the immediately preceding Trading Day. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal or as reported directly to the Company by the stock exchange. Such determination shall be conclusive and binding on all persons.

(j)     “Offering” means the grant of options to purchase shares of Stock under the Plan to Eligible Employees.

(k)     “Offering Date” means the first day of an Offering.

(l)     “Offering Period” means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

(m)     “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(b).

(n)     “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

2

(o)     “Plan” means this Inphi Corporation Employee Stock Purchase Plan, as it may be amended from time to time.

(p)     “Plan Account” means the account established for each Participant pursuant to Section 8(a).

(q)     “Purchase Date” means one or more dates during an Offering on which shares of Stock may be purchased pursuant to the terms of the Offering.

(r)     “Purchase Period” means one or more successive periods during an Offering, beginning on the Offering Date or on the day after a Purchase Date, and ending on the next succeeding Purchase Date.

(s)     “Purchase Price” means the price at which Participants may purchase shares of Stock under the Plan, as determined pursuant to Section 8(b).

(t)     “Stock” means the Common Stock of the Company.

(u)     “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(v)     “Trading Day” means a day on which the national stock exchange on which the Stock is traded is open for trading.

Section 3	Administration Of The Plan.

(a)     Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

(b)     Committee Responsibilities. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. The Committee’s determinations under the Plan, unless otherwise determined by the Board, shall be final and binding on all persons. The Company shall pay all expenses incurred in the administration of the Plan. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan, including sub plans which the Committee may establish (which need not qualify under Section 423 of the Code) for the purpose of (i) facilitating participation in the Plan by non-U.S. employees in compliance with foreign laws and regulations without affecting the qualification of the remainder of the Plan under Section 423 of the Code, or (ii) qualifying the Plan for preferred tax treatment under foreign tax laws (which sub plans, at the Committee’s discretion, may provide for allocations of the authorized Shares reserved for issue under the Plan as set forth in Section 14(a)). The rules of such sub plans may take precedence over other provisions of the Plan, with the exception of Section 14(a), but unless otherwise superseded by the terms of such sub plan, the provisions of the Plan shall govern the operation of such sub plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant options in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of options granted under the same Offering to employees resident in the United States, subject to compliance with Section 423 of the Code. Notwithstanding anything to the contrary in the Plan, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In such event, the Board shall have all of the authority and responsibility granted to the Committee herein.

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Section 4	Enrollment And Participation.

(a)     Offering Periods. While the Plan is in effect, the Committee may from time to time grant options to purchase shares of Stock pursuant to the Plan to Eligible Employees during a specified Offering Period. Each such Offering shall be in such form and shall contain such terms and conditions as the Committee shall determine, subject to compliance with the terms and conditions of the Plan (which may be incorporated by reference) and the requirements of Section 423 of the Code, including the requirement that all Eligible Employees have the same rights and privileges. The Committee shall specify prior to the commencement of each Offering (i) the period during which the Offering shall be effective, which may not exceed 27 months from the Offering Date and may include one or more successive Purchase Periods within the Offering, (ii) the Purchase Dates and Purchase Price for shares of Stock which may be purchased pursuant to the Offering, and (iii) if applicable, any limits on the number of shares purchasable by a Participant, or by all Participants in the aggregate, during any Offering Period or, if applicable, Purchase Period, in each case consistent with the limitations of the Plan. The Committee shall have the discretion to provide for the automatic termination of an Offering following any Purchase Date on which the Fair Market Value of a share of Stock is equal to or less than the Fair Market Value of a share of Stock on the Offering Date, and for the Participants in the terminated Offering to be automatically re-enrolled in a new Offering that commences immediately after such Purchase Date. The terms and conditions of each Offering need not be identical, and shall be deemed incorporated by reference and made a part of the Plan.

(b)     Enrollment. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Company. The enrollment form shall be filed with the Company in accordance with such procedures as may be established by the Company.

(c)     Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee or withdraws from the Plan under Section 6(a). A Participant who withdrew from the Plan under Section 6(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above. A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee. When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

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Section 5	Employee Contributions.

(a)     Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions; provided, however, that to the extent provided in the terms and conditions of an Offering, a Participant may also make contributions through payment by cash or check prior to one or more Purchase Dates during the Offering. Payroll deductions, subject to the provisions of Subsection (b) below or as otherwise provided by the Committee, shall occur on each payday during participation in the Plan.

(b)     Amount of Payroll Deductions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%, or such lesser percentage provided in the terms or conditions of an Offering. However, no payroll deduction will be made unless a Participant timely files the proper form with the Company after a registration statement covering the Stock is filed and effective under the Securities Act of 1933, as amended.

(c)     Changing Withholding Rate. A Participant may not increase the rate of payroll withholding during the Offering Period, but unless otherwise provided under the terms and conditions of an Offering, may decrease the rate of payroll withholding to a whole percentage of his or her Compensation that is not less than 1% in accordance with such procedures and subject to such limitations as the Company may establish for all Participants. A Participant may also increase or decrease the rate of payroll withholding effective for a new Offering Period by filing a new enrollment form with the Company at the prescribed location and time. The new withholding rate shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%, or such lesser percentage provided in the terms or conditions of an Offering.

(d)     Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by withdrawing from the Plan pursuant to Section 6(a). In addition, employee contributions may be discontinued automatically pursuant to Section 9(b).

Section 6	Withdrawal From The Plan.

(a)     Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location. Such withdrawal may be elected at any time before the last day of an Offering Period, except as otherwise provided in the Offering. In addition, if payment by cash or check is permitted under the terms and conditions of an Offering, Participants may be deemed to withdraw from the Plan by declining or failing to remit timely payment to the Company for the shares of Stock. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

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(b)     Re-enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(b). Re-enrollment may be effective only at the commencement of an Offering Period.

Section 7	Change In Employment Status.

(a)     Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). A transfer from one Participating Company to another shall not be treated as a termination of employment.

(b)     Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate three months after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c)     Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to the Participant’s estate.

Section 8	Plan Accounts And Purchase Of Shares.

(a)     Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

(b)     Purchase Price. The Purchase Price for each share of Stock purchased during an Offering Period shall not be less than the lesser of:

(i)     85% of the Fair Market Value of such share on the Purchase Date; or

(ii)     85% of the Fair Market Value of such share on the last Trading Day preceding the Offering Date.

(c)     Number of Shares Purchased. As of each Purchase Date, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than such number of shares of Stock as may be determined by the Committee with respect to the Offering Period, or Purchase Period, if applicable, nor more than the amounts of Stock set forth in Sections 9(b) and 14(a). For each Offering Period and, if applicable, Purchase Period, the Committee shall have the authority to establish additional limits on the number of shares purchasable by all Participants in the aggregate.

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(d)     Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 14(a), or which may be purchased pursuant to any additional aggregate limits imposed by the Committee, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

(e)     Issuance of Stock. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the applicable Purchase Date, except that the Committee may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Committee. Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

(f)     Unused Cash Balances. An amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Offering Period or refunded to the Participant in cash, without interest, if his or her participation is not continued. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) or (d) above, Section 9(b) or Section 14(a) shall be refunded to the Participant in cash, without interest.

(g)     Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months after the date the Plan is adopted by the Board. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

Section 9	Limitations On Stock Ownership.

(a)     Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

(i)     Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

(ii)     Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii)     Each Participant shall be deemed to have the right to purchase up to the maximum number of shares of Stock that may be purchased by a Participant under this Plan under the individual limit specified pursuant to Section 8(c) with respect to each Offering Period.

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(b)     Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall accrue the right to purchase Stock at a rate which exceeds $25,000 of Fair Market Value of such Stock per calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company), determined in accordance with the provisions of section 423(b)(8) of the Code and applicable Treasury Regulations promulgated thereunder.

For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

Section 10	Rights Not Transferable.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

Section 11	No Rights As An Employee.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

Section 12	No Rights As A Stockholder.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date.

Section 13	Securities Law Requirements.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

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Section 14	Stock Offered Under The Plan.

(a)     Authorized Shares. The maximum aggregate number of shares of Stock available for purchase under the Plan is 2.75 million shares. The aggregate number of shares available for purchase under the Plan shall at all times be subject to adjustment pursuant to Section 14.

(b)     Antidilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the individual and aggregate Participant share limitations described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee in the event of any change in the number of issued shares of Stock (or issuance of shares other than Common Stock) by reason of any forward or reverse share split, subdivision or consolidation, or share dividend or bonus issue, recapitalization, reclassification, merger, amalgamation, consolidation, split-up, spin-off, reorganization, combination, exchange of shares of Stock, the issuance of warrants or other rights to purchase shares of Stock or other securities, or any other change in corporate structure or in the event of any extraordinary distribution (whether in the form of cash, shares of Stock, other securities or other property).

(c)     Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

Section 15	Amendment Or Discontinuance.

The Board (or any committee thereof to which it delegates such authority) shall have the right to amend, suspend or terminate the Plan at any time and without notice. Upon any such amendment, suspension or termination of the Plan during an Offering Period, the Board (or any committee thereof to which it delegates such authority) may in its discretion determine that the applicable Offering shall immediately terminate and that all amounts in the Participant Accounts shall be carried forward into a payroll deduction account for each Participant under a successor plan, if any, or promptly refunded to each Participant. Except as provided in Section 14, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation. This Plan shall continue until the earlier to occur of (a) termination of this Plan pursuant to this Section 15 or (b) issuance of all of the shares of Stock reserved for issuance under this Plan.

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Section 16	Execution.

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same.

INPHI CORPORATION

By:

Title:

Date:

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Inphi
Think fast.

INPHI CORPORATION
2953 BUNKER HILL LN.
SUITE 300
SANTA CLARA, CA 95054

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR CLASS II DIRECTORS IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, AND 4.

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To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

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1. Election of Class II Directors

   Nominees

01) Diosdado P. Banatao 02) Dr. Ford Tamer 03) William J. Ruehle

NOTE: In their discretion, the proxies are authorized to vote upon such other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

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(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000379659_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

INPHI CORPORATION

**This proxy is solicited by the Board of Directors
for use at the Annual Meeting of Stockholders of
Inphi Corporation on May 24, 2018.**

The undersigned hereby constitute(s) and appoint(s) Dr. Ford Tamer and John Edmunds, and each of them, proxy holders of the undersigned, with full power of substitution in each, to represent the undersigned and to vote all shares of common stock of Inphi Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Inphi Corporation to be held on May 24, 2018 and at any adjournments thereof, upon matters referred to in the Notice of the 2018 Annual Meeting of Stockholders of Inphi Corporation and related Proxy Statement and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

You are encouraged to specify your choice by marking the appropriate box on the reverse side. Shares represented by this proxy, will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE "FOR" THE NOMINEES FOR CLASS II DIRECTORS IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, AND 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. The proxies cannot vote your shares unless you sign and return this card.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

0000379659_2 R1.0.1.17